Exhibit 10.1

RESTATED AND AMENDED LOAN AND SECURITY AGREEMENT

This RESTATED AND AMENDED LOAN AND SECURITY AGREEMENT made and dated as of June 27, 2008, by and between

FIVE STAR GROUP, INC., a corporation of the State of Delaware with its principal corporate place of business at 903 Murray Road, East Hanover, Morris County, New Jersey 07936 with its mailing address at 903 Murray Road, P.O. Box 1960, East Hanover, Morris County, New Jersey 07936 (hereinafter referred to as “BORROWER”)

and

BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, with offices at 335 Madison Avenue, 6th Floor, New York, New York 10017 (being hereinafter referred to as “LENDER”)

WITNESSES THAT:

(1)           WHEREAS, on or about June 20, 2003, BORROWER and LENDER (through its predecessor Fleet Capital Corporation) entered into a certain Loan and Security Agreement which has been amended by the following instruments of modification (such certain Loan and Security Agreement as so amended being hereinafter referred to as the “2003 Loan Agreement”):

(i)	an instrument of modification dated as of May 28, 2004 and entitled “First Modification Agreement”;

(ii)	an instrument of modification dated as of March 22, 2005 and entitled “Second Modification Agreement”;

(iii)	an instrument of modification dated as of June 1, 2005 and entitled “Third Modification Agreement”;

(iv)	an instrument of modification dated as of September 26, 2005, but effective as of August 1, 2005, and entitled “Fourth Modification Agreement”;

(v)	an instrument of modification dated as of November 14, 2005, but effective as of August 1, 2005, and constituting a fifth modification agreement;

(vi)	an instrument of modification dated as of March 23, 2006, but effective as of December 31, 2005, and constituting a sixth modification agreement;

(vii)	an instrument of modification dated as of March 23, 2007, and constituting a seventh modification agreement; and

(viii)	an instrument of modification dated as of March 24, 2008, and constituting an eighth modification agreement.

(2)           WHEREAS, in order to secure BORROWER’s payment and performance obligations under the 2003 Loan Agreement, BORROWER provided LENDER with a first lien on all assets of BORROWER;

(3)           WHEREAS, in order to provide notice of the security interests held by LENDER in all assets of BORROWER, UCC Financing Statement #20979454 was filed in the Office of the Delaware Secretary of State on March 27, 2002, and continued on October 4, 2006, under Amendment No. 63432051;

(4)           WHEREAS, the obligations now or hereafter owed to LENDER under the 2003 Loan Agreement have been guaranteed by FIVE STAR PRODUCTS, INC. (formerly known as “AMERICAN DRUG COMPANY, INC.” and hereinafter the “GUARANTOR”) pursuant to an instrument of guaranty dated on or about June 20, 2003 (the foregoing guaranty as from time to time amended and reaffirmed being hereinafter called the “2003 Guaranty”);

(5)           WHEREAS, certain claims of JL DISTRIBUTORS INDUSTRIES, INC. (hereinafter “SELLER”) against BORROWER and GUARANTOR have been subordinated to the obligations now or hereafter owed by BORROWER to LENDER pursuant to a Subordination Agreement and Assignment dated on or about June 20, 2003 (hereinafter the “2003 Subordination Agreement”);

(6)           WHEREAS, the 2003 Loan Agreement matures on June 30, 2008;

(7)           WHEREAS, BORROWER has requested that LENDER extend the maturity date of the 2003 Loan Agreement to June 30, 2011;

(8)           WHEREAS, LENDER is willing to do the foregoing, but only if the conditions contained in this Agreement are satisfied;

(9)           WHEREAS, in order to induce LENDER to enter into this Agreement, BORROWER is willing to execute this Agreement and comply, or cause compliance, with the provisions hereof;

NOW THEREFORE in consideration of the premises and the covenants contained in this Agreement and for other good and valuable consideration, BORROWER and LENDER do hereby agree as follows:

PART ONE

THE 2003 LOAN AGREEMENT

(a)           From and after the Effective Date, this Agreement and the other Loan Documents restate and amend the obligations of BORROWER under the 2003 Loan Agreement and the Loan Documents outstanding thereunder.

(b)           From and after the Effective Date, this Agreement and the other Loan Documents are intended to restate, amend, substitute for and replace in their entirety the 2003 Loan Agreement and the Loan Documents outstanding thereunder.

(c)           All sums outstanding on the Effective Date under the 2003 Loan Agreement shall be and hereby are restated and recast, without more, as an Advance under the Revolving Loan.

(d)           The 2003 Guaranty and the 2003 Subordination Agreement shall be restated and amended by instruments which substitute for and replace in their entirety the 2003 Guaranty and the 2003 Subordination Agreement.

PART TWO

RECITATION THAT ALL SUMS ARE DUE WITHOUT DEFENSE

(a)           REVOLVING LOAN AMOUNTS DUE:  BORROWER confirms to LENDER that, as of the close of business on June 24, 2008, the principal amount now due and outstanding on the 2003 Loan Agreement is: $27,596,143.04 (interest being current as of May 31, 2008).

(b)           LETTERS OF CREDIT OUTSTANDING: BORROWER confirms to LENDER that, as of the opening of business on the date hereof, there were no Letters of Credit outstanding under the 2003 Loan Agreement.

(c)           NO OFFSETS AGAINST AMOUNT DUE

(1)           BORROWER hereby represents, warrants and confirms that as of the date hereof and the Effective Date, the obligations owed by BORROWER to LENDER under the 2003 Loan Agreement are not subject to any defenses, recoupments, set-offs or counterclaims of any kind whatsoever; and any and all such defenses, recoupments, set-offs or counterclaims are hereby expressly waived by BORROWER.

(2)           BORROWER agrees that there exist no claims or charges relating to any actions or inactions of LENDER in extending financial accommodations to BORROWER under the 2003 Loan Agreement or in LENDER’s making disbursements to BORROWER thereunder or in otherwise administering the 2003 Loan Agreement and the other Loan Documents referred to therein (as from time to time amended and extended).

(d)           RELEASE. For itself and its heirs, personal representatives, successors and assigns, BORROWER waives, releases and discharges any and all claims or causes of action of any kind whatsoever, whether at law or in equity, and including, but not limited to, all claims, defenses, recoupments, set-offs or counterclaims of any kind whatsoever, arising on or prior to the date hereof, which BORROWER may have against LENDER, its predecessors, its successors and assigns, agents, officers, directors, employees and counsel, in connection with the 2003 Loan Agreement and the other Loan Documents referred to therein (as from time to time amended and extended). The waivers, releases and discharges made and given herein include waiver by BORROWER of any damages which may have been or may in the future be caused to BORROWER, its property or business prospects because of the actions waived and released and the agreements made herein, including without limitation, any actual or implicit, direct or indirect, incidental or consequential damages suffered by BORROWER therefrom, including but not limited to (1) lost profits, (2) loss of business opportunity, (3) increased financing costs, (4) increased legal and other administrative fees and (5) damages to business reputation.

PART THREE

SUBSTITUTION FOR AND REPLACEMENT OF 2003 LOAN AGREEMENT

The following provisions of this Agreement hereby restate, amend, substitute for and replace in their entirety the 2003 Loan Agreement.  On and after the Effective Date,  the rights of BORROWER and LENDER shall be determined by reference to the following provisions of this Agreement and the Loan Documents defined herein rather than by reference to the provisions of the 2003Loan Agreement the Loan Documents outstanding thereunder:

ARTICLE I

DEFINITIONS

1.1           DEFINITIONS OF “BORROWER”, “GUARANTOR”, “LENDER”, “SELLER”, “2003 Guaranty, “2003 Loan Agreement” and “2003 Subordination Agreement”.   The terms “BORROWER”, “GUARANTOR”, “LENDER”, “SELLER”, “2003 Guaranty”, “2003 Loan Agreement” and “2003 Subordination Agreement” shall have the meanings given those terms in the Preliminary Statements of this Agreement.

1.2           “ACCESSIONS” means, in addition to the definition of Accessions as contained in the UCC, Goods that are physically united with other Goods in such a manner that the identity of the original Goods is not lost.

1.3           “ACCOUNTING TERMS”.  Any accounting terms used in this Agreement that are not specifically defined herein shall have the meanings customarily given to them in accordance with GAAP as in effect on the date of this Agreement, except that references in Article V and/or Article VI to GAAP shall be deemed to refer to generally accepted accounting principles as in effect on the date of the financial statements delivered pursuant thereto and consistently applied over the period to which they relate.

1.4           “ACCOUNTS” or “ACCOUNTS RECEIVABLE” means, in addition to the definition of Account as contained in the UCC, all of the accounts, contract rights of BORROWER (including its rights as an unpaid vendor, or lienor, including stoppage in transit, replevin and reclamation), including without limitation any right to the payment of a monetary obligation, whether or not earned by performance (a) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a policy of insurance issued or to be issued, (d) for a secondary obligation incurred or to be incurred; (e) for energy provided or to be provided; (f) for the use or hire of a vessel under a charter or other contract; (g) arising out of the use of a credit or charge card or information contained on or for use with the card; (h) Health-Care-Insurance Receivables and Bondable Transition Property.  The term does not include (i) rights to payment evidenced by Chattel Paper or an Instrument; (ii) Commercial Tort Claims; (iii) Deposit Accounts; (iv) Investment Property; (v) Letter-of-Credit Rights or Letters of Credit; (vi) rights to payment for money or funds advanced or sold, other than rights arising out of the use of a credit or charge card or information contained on or for use with the card.

1.5           “ACCOUNT DEBTOR” means, in addition to the definition of Account Debtor as contained in the UCC, the person or persons obligated to BORROWER on an Account, Chattel Paper or General Intangible, or who is represented by BORROWER to be so obligated.

1.6           “ACH FACILITY” means any automatic clearinghouse facility now or hereafter provided to BORROWER by LENDER.

1.7           “ADVANCES” is a collective term which means all cash advances and extensions of monetary credit, including those reimbursable expenses of LENDER deemed to be Advances under this Agreement and other amounts which LENDER is authorized by this Agreement to charge against the Revolving Loan, and other amounts (including, without duplication, the Letter of Credit Advances and other amounts now or hereafter due under the Letter of Credit Obligations and reimbursed to or paid by LENDER pursuant to the Authorization to Charge) which LENDER is authorized by this Agreement to charge against the Revolving Loan, now or at any time hereafter made by LENDER to, on behalf of or for the account of BORROWER under the Revolving Loan, the Letter of Credit Obligations and/or any of the other Liabilities.

1.8           “AGREEMENT” is a collective term which means all of the following:

(a)	this Restated and Amended Loan and Security Agreement; and

(b)
all extensions, modifications (including without limitation modifications increasing or decreasing the amount of the Revolving Loan), refinancings, renewals, substitutions, replacements and/or redatings hereof.

1.9            “APPLICATION(S)” shall have the meaning given that term in Section 2.7(b) below.

1.10           “AUTHORIZATION TO CHARGE” has the meaning given that term in Section 2.9 below.

1.11           “BLOCKED ACCOUNTS” shall mean the checking/demand deposit operating accounts (if more than one) which is maintained either in LENDER’s name or in BORROWER’s name for the benefit of LENDER at LENDER or one or more financial institutions (including any LENDER’s Affiliate) of LENDER’s choosing and into which are to be deposited all Collateral Proceeds.

1.12           “BOOKS AND RECORDS” means all books and records (including such books and records as are contained in computerized storage media), including, without limitation, all inventory, purchasing, accounting, sales, export, import, manufacturing, banking and shipping records, all customer and supplier lists, files, records, literature and correspondence and all advertising, marketing and public relations materials, drawings, engineering, manufacturing and assembly information, operating and training manuals, quotations, bids, trade association membership, customer credit information and pricing information, business plans, studies and analysis and personnel records.

1.13           “BORROWING BASE CERTIFICATE” means that certain certification  in the form attached hereto as Exhibit “A” for certifications which are required to be submitted no less frequently than weekly, setting forth, among other things, information relating to amounts and agings of Eligible Receivables and/or amounts and values of Eligible Inventory.

1.14           “BUSINESS DAY” shall mean a day on which LENDER at its office listed in Section 9.1 hereof is open for business during its usual business hours and offering substantially all its services; provided however that when used with reference to LIBOR Loans the term “Business Day” shall also exclude any day upon which banks are not open for dealings in U.S. Dollar deposits on the London interbank market.

1.15           “CERTIFICATION AS TO LIENS” means any certification now or hereafter given by BORROWER setting forth the existence or non-existence of UCC liens filed against BORROWER.

1.16           “CERTIFICATION RESPONSIVE TO THE GUARANTY” is a collective term which means the certification of GUARANTOR as to the truth and accuracy of certain representations and warranties set forth in the Guaranty, to which is attached each of the following:

(a)	Exhibit “A”:
the Certification of an assistant corporate secretary or the corporate secretary of GUARANTOR as to a true, complete and correct copy of the resolutions adopted by GUARANTOR’s Board of Directors authorizing the execution, delivery and performance of the Guaranty and any other documents required thereunder or hereunder;

(b)	Exhibit “B”:
 the Certification of an assistant corporate secretary or the corporate secretary of GUARANTOR as to the true, complete and correct copy of the incumbency and specimen signatures of those officers of GUARANTOR who are to execute the Guaranty and any other documents required thereunder or hereunder;

(c)	Exhibit “C”:	a true, complete and correct copy of GUARANTOR’s Certificate of Incorporation, as amended;

(d)	Exhibit “D”:	a true, complete and correct copy of GUARANTOR’s By-Laws, as amended;

(e)	Exhibit “E”:	the certificate as to the Good Standing of GUARANTOR for the State of Delaware;

(f)	Exhibit “F”:	the certificate as to the Good Standing of GUARANTOR for the State of New York.

1.17           “CERTIFICATION RESPONSIVE TO THE LOAN AGREEMENT” is a collective term which means the certification of BORROWER as to the truth and accuracy of certain representations and warranties, to which is attached each of the following:

(a)	Exhibit “A”:
the Certification of an assistant corporate secretary or the corporate secretary of BORROWER as to a true, complete and correct copy of the resolutions adopted by BORROWER’s Board of Directors authorizing the execution and delivery of this Agreement, the borrowings hereunder, and the execution and delivery of the other Loan Documents;

(b)	Exhibit “B”:
the Certification of an assistant corporate secretary or the corporate secretary of BORROWER as to a true, complete and correct copy of the incumbency and specimen signatures of those officers of BORROWER who are to execute this Agreement and the other Loan Documents; and

(c)	Exhibit “C”:	a true, complete and correct copy of BORROWER’s Certificate of Incorporation, as amended;

(d)	Exhibit “D”:	a true, complete and correct copy of BORROWER’s By-Laws, as amended;

(e)	Exhibit “E”:	the certificate as to BORROWER’s “Good Standing” in the State of Delaware;

(f)	Exhibit “F”:	the certificate as to BORROWER’s “Good Standing” and authorization to do business in the State of Connecticut;

(g)	Exhibit “G”:	the certificate as to BORROWER’s “Good Standing” and authorization to do business in the State of New Jersey;

(h)	Exhibit “H”:	the certificate as to BORROWER’s “Good Standing” and authorization to do business in the State of New York;

(i)	Exhibit “I”:	disclosure schedule setting forth any exceptions to representations made by BORRWER in this Agreement;

1.18           “CHATTEL PAPER” means, in addition to the definition of Chattel Paper as contained in the UCC, a record or records that evidence both a monetary obligation and one or more of the following: a security interest in specific Goods, a security interest in specific Goods and software used in the Goods, a security interest in specific Goods and license of software used in the Goods, a lease of specific Goods, or a lease of specific Goods and license of software used in the Goods.  Chattel Paper also includes: (i) Tangible Chattel Paper (i.e., Chattel Paper evidenced by a record or records consisting of information that is inscribed on a tangible medium) and (ii) Electronic Chattel Paper (i.e., Chattel Paper evidenced by a record or records consisting of information stored in an electronic medium).  The term does not include (x) charters of other contracts involving the use or hire of a vessel or (y) records that evidence a right to payment arising out of the use of a credit or charge card or information contained on or for use with the card.  If a transaction is evidenced by records that include an instrument or series of instruments, the group of records taken together constitutes Chattel Paper.

1.19           “COLLATERAL” is a collective term which means all of the following:

(a)
all property (including but not limited to all Collateral described in Article III of this Agreement), whether real, personal or mixed, or tangible or intangible, now or at any time hereafter given, assigned or pledged to LENDER to secure the Liabilities by BORROWER or by GUARANTOR; and

(b)	all products and Proceeds of the foregoing.

1.20           “COLLATERAL LOCATIONS” is a collective term which means the locations referenced and set forth in Section 4.6 below.

1.21           “COLLATERAL PROCEEDS” is a collective term which means each of the following:

(a)
all Proceeds (including proceeds in the form of cash, invoices, Accounts Receivable, checks, notes, instruments for the payment of money, remittances in kind, and the like) which BORROWER receives from any sale, lease, transfer, exchange or other disposition of any of the Collateral (whether tangible or intangible) and/or from services rendered by BORROWER to Account Debtors and other third parties; and

(b)
all other sums received by BORROWER as payment for services rendered by it to Account Debtors and/or other third parties and/or as payment from any sale, lease, transfer, exchange or other disposition of any of its assets (whether tangible or intangible) or which BORROWER receives for any other reason whatsoever; and

(c)	all products and Proceeds of all the foregoing, including insurance proceeds and condemnation awards.

1.22           “COLLATERAL UPDATE CERTIFICATE” means that certain certification in the form attached hereto as Exhibit “B” (or as otherwise acceptable to LENDER).

1.23           “COMMERCIAL TORT CLAIMS” means, in addition to the definition of Commercial Tort Claims as contained in the UCC, a claim arising in tort with respect to which (a) the claimant is an organization or (b) the claimant is an individual and the claim arose in the course of claimant’s business or profession and does not include damages arising out of personal injury to or death of an individual.

1.24           “CONSIGNMENTS” means, in addition to the definition of Consignments as contained in the UCC, a transaction, regardless of form, in which Goods are delivered to a merchant for the purpose of sale and the merchant (i) deals in Goods of that kind under a name other than that of the person making delivery; (ii) is not an auctioneer; and (iii) is not generally known by its creditors to be substantially engaged in selling the Goods of others.

1.25           “CONTRACT RIGHTS” means any right of BORROWER to receive payment or performance under a contract not yet earned by payment and/or performance and any franchise right to operate a business.

1.26           “DEFAULT RATE” means a rate per annum equal to the lesser of (a) 200 basis points in excess of the contractual rate of interest which would otherwise be paid by BORROWER hereunder or (b) the maximum rate allowed by law, it being intended that at no time shall the rate of interest payable on the Revolving Loan be calculated at a rate higher than the maximum rate allowed by law.

1.27           “EFFECTIVE DATE” shall be July 1, 2008.

1.28            “ELIGIBLE INVENTORY” is a collective term which means and includes such of BORROWER’s Inventory which is and at all times shall continue in all respects to be acceptable and satisfactory to LENDER in its reasonable commercial judgment, exercised in good faith, and which, not in limitation of the foregoing, also consists of the following:

(a)
that portion of BORROWER’s inventory of finished goods held for sale by BORROWER, normally and currently saleable in the ordinary course of BORROWER’s business, and which at all times pertinent hereto is of good and merchantable quality, free from defects, as to which LENDER has a perfected first priority lien, and which is located at the Collateral Locations, and as to which BORROWER has satisfied all terms, conditions, warranties and representations of this Agreement and the other Loan Documents and which is valued at the lower of (i) its cost (where cost is computed at historic invoiced purchase price without adjustment for subsequently received rebates) or (ii) its market value; but

(b)	Eligible Inventory does not include any of the following:

	(1)	catalogs and other promotional materials of any kind;

	(2)	raw materials;

	(3)	work in process;

	(4)	Inventory in transit except for Inventory in transit to BORROWER and for which LENDER is the named consignee on bills of lading or under documents of title acceptable to LENDER;

	(5)	any returned items unless returned in salable condition;

(6)	any damaged, defective or recalled items;

(7)	any obsolete items;

(8)	any items used as demonstrators, prototypes or salesmen’s samples;

(9)
any items of Inventory which have been consigned to BORROWER or as to which any third person claims a lien, except continuing claims of trademark or other intellectual property  rights which do not interfere with or limit BORROWER’s  right to sell the Inventory in the ordinary course of its business;

(10)	any items of Inventory which have been consigned by BORROWER to a consignee;

(11)	any items of Inventory which BORROWER maintains on a bill and hold basis;

(12)	Inventory located at Collateral Locations for which appropriate lien releases and waivers have not been obtained (unless otherwise provided in this Agreement);

(13)	packing and shipping materials;

(14)	Inventory which in the reasonable commercial judgment of LENDER exercised in good faith is considered to be slow moving, defective or otherwise not merchantable.

1.29           “ELIGIBLE RECEIVABLES” is a collective term which means and includes such of BORROWER’s Accounts Receivable which are and at all times shall continue in all respects to be acceptable and satisfactory to LENDER in its reasonable commercial judgment, exercised in good faith, and which, not in limitation of the foregoing, also consist of Accounts Receivable which are created by BORROWER in the ordinary course of business in an arm’s length third party transaction, are genuine and in all respects are what they purport to be.  In addition to the foregoing, an Account shall be deemed to be an Eligible Receivable only if as of the date of computation of Eligible Receivables, such Account shall not have been outstanding for more than ninety (90) days from the date of the invoice, provided, however, that the following shall apply to extend the aforesaid ninety (90) day limit:

(a)           if the Account is in respect of goods to be sold by BORROWER to an Account Debtor in a new retail establishment (i.e., a new customer for BORROWER for a period of one-year from the establishment of the relationship), then such Account shall not have been outstanding for more than two hundred seventy (270) days from the date of invoice, provided, that the maximum amount of Accounts beyond 90 days from the date of the invoice which shall be considered Eligible Receivables pursuant to this Subsection (a) shall not exceed $100,000 in the aggregate at any time; and

(b)           in the case of a “dated sale”, if the terms of sale were otherwise entered into by BORROWER in respect of such invoice in the ordinary course of BORROWER’s business, then, as of the date of computation of Eligible Receivables, such Account shall not have been outstanding for more than one hundred fifty (150) days from the date of the invoice relates to such “dated sale”, (1) provided, however, that if the Account relates to the sale of “Cabot’s Stain”, then such Account shall not have been outstanding for more than one hundred eighty (180) days from the date of the invoice relates to such “dated sale”, and (2) provided further that the maximum amount of Accounts which shall be considered Eligible Receivables pursuant to this Subsection (b) shall not exceed $6,000,000 in the aggregate at any time, and of such amount, no more than $3,000,000 in the aggregate of all such Accounts shall at any time consist of the “Cabot’s Stain” Accounts referred to in Subsection (b)(1) above.

1.30           “EQUIPMENT” means, in addition to the definition of Equipment contained in the UCC, Goods of every kind, nature and description and whether affixed to realty or not, other than Inventory, farm products or consumer goods.

1.31           “EVENT OF DEFAULT” has the meaning set forth in Article VII of this Agreement.

1.32           “FIXED CHARGE COVERAGE RATIO” shall have the meaning given that term in Section 5.21.

1.33           “GAAP” means generally accepted accounting principles, applied over the period to which they relate on a basis consistent with the December 31, 2007 audited consolidated financial statements of GUARANTOR.

1.34           “GENERAL INTANGIBLES” means each and all of the following:

(a)	all property included within the definition of General Intangibles contained in the UCC,

(b)
any personal property, including things in action, payment intangibles and software but does not include Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Goods, Instruments, Investment Property, Letter-of-Credit Rights, Letters of Credit, money, and oil, gas or other minerals before extraction,

(c)
all rights of BORROWER, including but not limited to all rights to property, choses in action and other rights of BORROWER not otherwise specifically included elsewhere in this Agreement, further including but not limited to all present and future federal and state tax refunds, trademarks (including without limitation Five Star Products), trade names (including without limitation Five Star Products), service marks, copyrights and patents, all rights under license agreements for the use of same, warranties, insurance proceeds and condemnation awards; and

(d)
(1)  all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (2) all trademarks (including, without limitation, the trade mark Five Star Products) service marks, trade dress, logos, trade names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (3) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith; (4) all mask works and all applications, registrations, and renewals in connection therewith; (5) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals, secret processes and procedures, engineering, production, assembly, design, installation, other technical drawings and specifications, working notes and memos, market studies, consultants’ reports, technical and laboratory data, competitive samples, engineering prototypes, and all similar property of any nature, tangible or intangible); (6) all computer software (including data and related documentation), computer applications software, owned or licensed, whether for general business usage (e.g., accounting, word processing, graphics, spreadsheet analysis, etc.) or specific, unique-to-the-business usage (e.g., order processing, manufacturing, process control, shipping, etc.) and computer operating, security or programming software; (7) all rights in and to any domain names and url addresses; (8) all other proprietary rights; and (9) all copies and tangible embodiments thereof (in whatever form or medium);

(e)
all federal, foreign, state, local and other governmental consents, licenses, permits, franchises, approvals, notifications, numbers and identifiers issued by governmental authorities, grants and other authorizations required for the operation of BORROWER’s business;

(f)	all unperformed commitments or obligations owing to BORROWER which pertain to BORROWER’s business;

(g)
all other tangible and intangible assets (including the telephone and facsimile numbers used in connection with BORROWER’s business, all causes of action, rights of action (whether in tort, contract or otherwise), contract rights and warranty and product liability claims against third parties), unliquidated rights and claims pursuant to warranties made by manufacturers, suppliers or vendors, claims for refunds, rights of off-set and credits of all kinds, which are used or useful in or necessary to the operation of BORROWER’s business; and

(h)	all of the goodwill associated with BORROWER’s business as a going concern.

1.35           “GOODS” means, in addition to the definition of Goods as contained in the UCC, all things that are movable when a security interest attaches and includes all articles of tangible personal property capable of being sold, supplied, leased or otherwise disposed of, and shall include all of BORROWER’s right, title and interest in and to any Goods or other property underlying or securing any of the Accounts Receivable.

1.36           “GUARANTOR” means FIVE STAR PRODUCTS, INC., a corporation of the State of Delaware with its principal corporate place of business at 10 East 40th Street, New York, New York 10016.

1.37           “GUARANTY” is a collective term which means all of the following:

(a)
that certain unlimited guaranty (dated even date herewith) given by GUARANTOR to LENDER guaranteeing payment and performance of the Liabilities and executed in restatement and amendment and replacement of the 2003 Guaranty; and

(b)	all extensions, modifications, refinancings, renewals, substitutions, replacements and/or redatings of such certain guaranty.

1.38           “INSTRUMENT” means, in addition to the definition of instrument as contained in the UCC, a negotiable instrument or a security, or any other writing which evidences a right to the payment of a monetary obligation and is not itself a security agreement or lease and is of the type which is, in the ordinary course of business, transferred by delivery with any necessary endorsement or assignment.  The term does not include (i) Investment Property, (ii) Letters of Credit, (iii) writings that evidence a right to payment arising out of the use of a credit or charge card or information contained on or for use with the card.

1.39           “INVENTORY” means, in addition to the definition of Inventory as contained in the UCC, Goods (other than farm goods) which are (a) leased by BORROWER as lessor, or (b) held by BORROWER for sale or lease or to be furnished under contracts of service, or (c) are furnished by BORROWER under a contract of service, or (d) consist of raw materials, work in process, finished Goods or materials used or consumed in a business (including materials and supplies, incidentals, packaging materials and all other items which contribute to the finished product or to the promotion or sale thereof) and all Goods returned by or reclaimed from customers.

1.40           “LANDLORD’S CONSENTS” is a collective term which means those certain waivers and consents (including warehouseman consents) pursuant to which the fee owners of the Collateral Locations (or any other location at which BORROWER’s property is located) allow LENDER to come onto such premises in order to exercise its rights against BORROWER upon the occurrence of an Event of Default hereunder.

1.41           “LENDER’S AFFILIATE” means any entity which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, LENDER.

1.42           “LENDING FORMULA” means the lesser of:

(a)	$35,000,000 LESS the “Swap Reserve” (i.e., the amount approximating the marked to market exposure from time to time of LENDER or LENDER’s Affiliate under the Master Agreement); or

(b)	the “loan value” of Eligible Receivables PLUS the “loan value” of Eligible Inventory LESS the amount of Outstanding Letter of Credit Obligations.

1.43           “LETTER OF CREDIT ADVANCES” means, to the extent not reimbursed by BORROWER or already paid by Advances, (a) all amounts which LENDER has actually advanced on account of any Letters of Credit and  any acceptances created thereunder, (b) in the event the LENDER is not itself the issuer of any Letter of Credit, all amounts which LENDER has actually advanced to any such issuer on account of the Letters of Credit and any acceptances created thereunder, and (c) all other Letter of Credit Obligations (including fees and interest presently due on any amounts drawn under any Letter of Credit) due and payable to LENDER under any documentation, including the Applications, now or hereafter governing LENDER’s rights and obligations relating to any Letter of Credit.

1.44            “LETTER-OF-CREDIT RIGHTS” means, in addition to the definition of Letter of Credit Rights as contained in the UCC, a right to payment and performance under a Letter of Credit whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance, excluding, however, the right of a beneficiary to demand payment or performance under a Letter of Credit.

1.45           “LETTER OF CREDIT OBLIGATIONS” means (a) all Letter of Credit Advances, together with all amounts which LENDER is contingently liable to advance on account of any Letters of Credit, (b) in the event that LENDER is not itself the issuer of any Letter of Credit, all Letter of Credit Advances, together with all amounts which LENDER is contingently liable to advance to any such issuer on account of the Letters of Credit, (c) any acceptances that may be created under the foregoing and (d) all other sums (including fees and interest due on any amounts drawn under any Letter of Credit from the date of any such draw until the date of reimbursement by BORROWER) due to LENDER or any issuer of any Letter of Credit under any documentation, including the Applications, now or hereafter governing LENDER’s rights and obligations relating to any Letter of Credit.

1.46           “LETTERS OF CREDIT” is a collective term which means those certain documentary and/or stand-by letters of credit from time to time issued by LENDER for the benefit of beneficiaries requested and designated by BORROWER and for the account of BORROWER and on terms and conditions satisfactory to LENDER.

1.47           “LIABILITIES” means all of the following, without duplication:

(a)
principal due on the Revolving Loan and the Revolving Note (including all Advances and re-Advances under the Revolving Loan and the Revolving Note) to be paid with interest thereon as required by this Agreement and the Revolving Note;

(b)
Advances, re-Advances, borrowings and re-borrowings which are and which may be made from time to time to BORROWER under this Agreement not in compliance with the Lending Formula or the “loan value” requirements of Article II;

(c)	Advances, re-Advances, borrowings and re-borrowings which are and which may be made from time to time to BORROWER under the ACH Facility;

(d)	the Letter of Credit Advances and all other Letter of Credit Obligations;

(e)
Advances, re-Advances, borrowings and re-borrowings which are and which may be made from time to time to BORROWER under this Agreement over and above any monetary limitation on the Revolving Loan and/or the ACH Facility and/or the Letters of Credit and/or over and above any other lending limitation contained in this Agreement, and the interest thereon;

(f)
any and all claims, damages, losses, liabilities, reasonable costs or expenses whatsoever which LENDER may incur (or which may be claimed against LENDER by any person or entity whatsoever including any LENDER’s affiliate) by reason of or in connection with the execution and delivery of, or payment or failure to pay under the Revolving Loan and/or the Letters of Credit and/or the ACH Facility and/or this Agreement;

(g)
all other indebtedness, liabilities and obligations owing, arising, due and payable from BORROWER to LENDER of every kind or nature, whether absolute or contingent, due or to become due, joint or several, liquidated or unliquidated, matured or unmatured, primary or secondary, now existing or hereafter incurred, purchase money or nonpurchase money, arising under this Agreement or any of the other Loan Documents, regardless of the form or purpose of such indebtedness, liabilities or obligations, including, without limitation, any and all interest, commissions, checking account overdrafts, bank overdrafts, and other obligations, liabilities and indebtedness (including indebtedness owed under any ACH Facility) owed by BORROWER to LENDER or any LENDER’s Affiliate (whether direct or indirect, primary, secondary, contingent, joint or several, and regardless of how acquired by LENDER or any such Lender’s Affiliate) which are due or which will arise or become due in the future, no matter how or when arising and whether under any now existing or future agreement or instrument of whatever nature (1) between BORROWER and LENDER or (2) between BORROWER and any LENDER’s Affiliate or (3) otherwise;

(h)
the performance and fulfillment by BORROWER of all the terms, conditions, promises, covenants and provisions contained in this Agreement, or in any now existing agreement or future agreement or instrument of whatever nature (1) between BORROWER and LENDER or (2) between BORROWER and any LENDER’s Affiliate (including without limitation any Master Agreement);

(i)
BORROWER’s obligation to indemnify LENDER from and against any and all claims, damages, losses, liabilities, reasonable costs or expenses whatsoever which LENDER may incur (or which may be claimed against LENDER by any person or entity whatsoever including any LENDER’s Affiliate) by reason of or in connection with BORROWER’s execution and delivery of the Loan Documents, or payment or failure to pay under the Revolving Loan; and

(j)
the amount due upon any notes or other obligations given to, or received by, LENDER or any LENDER’s Affiliate on account of the obligations and liabilities described in Subsection (a) through and including Subsection (i) above.

1.48           “LIBOR-RELATED DEFINITIONS”:  The following terms shall have the meanings given to them in the Sections referenced below:

(a)	“LIBOR” shall have the meaning given that term in Section 2.6(e)(1) below.

(b)	“LIBOR Based Interest Period” shall have the meaning given that term in Section 2.6(e)(2) below.

(c)	“LIBOR Based Rate” shall have the meaning given that term in Section 2.6(c) below.

(d)	“LIBOR Option” shall have the meaning given that term in Section 2.6(a)(2) below.

(e)	“LIBOR Reserve Percentage” shall have the meaning given that term in Section 2.6(e)(3) below.

(f)	“London Banking Day” shall have the meaning given that term in Section 2.6(e)(4) below.

(g)	“Principal Balance” shall have the meaning given that term in Section 2.6(e)(5) below.

(h)	“Roll over Date” shall have the meaning given that term in Section 2.6(e)(6) below.

1.49           “LOAN DOCUMENTS” means this Agreement, the Certification as to Liens, the Certification Responsive to the Loan Agreement, the Certification Responsive to the Guaranty, the Guaranty, the Revolving Note, the Subordination Agreement, and any agreements, documents or instruments now or hereafter executed by BORROWER and/or GUARANTOR and delivered to LENDER with respect to the transactions contemplated by this Agreement and all extensions, modifications or renewals of any or all of the foregoing. Loan Documents do not include the 2003 Loan Agreement or the 2003 Guaranty or the 2003 Subordination Agreement. Loan Documents also do not include the Master Agreement or any present or future swap agreements, as defined in 11 U.S.C. §101, between BORROWER and LENDER and/or any LENDER’s Affiliate).

1.50           “LOAN VALUE” means:

(a)
As it relates to Eligible Receivables:  Eligible Receivables shall normally have a “loan value” of eighty-five percent (85%) of such Eligible Receivables, provided, however, that in its reasonable commercial judgment, exercised in good faith LENDER, may on prior notice to BORROWER fix the aforesaid advance rate at some lesser percentage.

(b)	As it relates to Eligible Inventory: Eligible Inventory shall normally have a “loan value” of up to the greater of the following:

(1)      the lesser of (A) $20,000,000, provided, however, that in its reasonable commercial judgment, exercised in good faith, LENDER may on prior notice to BORROWER fix the aforesaid “loan value” at some lesser amount or (B) 65% of Eligible Inventory valued at the lesser of cost or market value as such 65% is reduced by 1% per quarter, commencing July 1, 2008 (e.g., reducing from 65% to 64% on July 1, 2008, and reducing from 64% to 63% on October 1, 2008, and so on), provided, however, that in its reasonable commercial judgment, exercised in good faith, LENDER may on prior notice to BORROWER fix the aforesaid advance rate at some lesser percentage, LESS such reserves as LENDER may establish in good faith

or

(2)      the lesser of (A) $20,000,000, provided, however, that in its reasonable commercial judgment, exercised in good faith, LENDER may on prior notice to BORROWER fix the aforesaid “loan value” at some lesser amount or (B) 85% of the appraised net orderly liquidation value of Eligible Inventory based on an appraisal not less than one–year old and prepared, at BORROWER’s expense, by an appraiser and in form and substance acceptable to LENDER (provided, however, that in its reasonable commercial judgment, exercised in good faith, LENDER may on prior notice to BORROWER fix the aforesaid advance rate at some lesser percentage).

1.51            “MASTER AGREEMENT” shall mean means any ISDA [International Swap Dealers Association, Inc.] Master Agreement relating to interest rate contracts and/or determinations hereafter entered into between BORROWER and LENDER or a LENDER’s Affiliate or other financial institution (and all confirmations and schedules relating thereto, including those now or hereafter relating to the Revolving Loan) and all extensions, modifications, refinancings, renewals, substitutions, replacements and/or redatings thereof.

1.52           “MATERIALLY ADVERSE EFFECT” shall mean the occurrence of any event or the existence of any condition which, in the reasonable commercial judgment of LENDER, exercised in good faith, materially and adversely changes the business, condition (financial or otherwise), operations, performance or properties of BORROWER (and its Subsidiaries) taken as a whole or GUARANTOR (and its Subsidiaries) taken as a whole.

1.53           “MATURITY DATE” shall mean June 30, 2011.

1.54           “OUTSTANDING” is an adjective which means “accrued and/or unpaid at any one specific time”, and has such meaning regardless whether the applicable underlying obligations owed under the Revolving Loan, the Letter of Credit Obligations and/or any of the other Liabilities are matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, accrued or not-yet-accrued and/or due or not-yet-due.

1.55           “PERMITTED ASSET DISPOSITIONS” means, for so long as there is no Event of Default, (a) replacement of machinery and equipment and other capitalized assets with assets of like kind, function and at least equal value acquired substantially concurrently with the Permitted Asset Disposition, (b) abandonment, failure to renew or cancellation of Intellectual Property that does not have a Materially Adverse Effect on BORROWER and (c) leases, subleases, licenses or sublicenses of real or personal property (other than leases, subleases, licenses or sublicenses of Eligible Receivables or Eligible Inventory) in the ordinary course of business which does not have a Materially Adverse Effect on BORROWER.

1.56            “PERMITTED LIENS” means, as of any particular time, any of the following, so long as none of the following (except liens or security interests held by or in favor of LENDER) constitutes a lien against BORROWER’s Accounts or Inventory:

(a)	liens at any time granted by BORROWER in favor of LENDER pursuant hereto;

(b)
liens for taxes, assessments and other governmental charges not yet subject to penalties for non-payment or the payment of which is being contested in food faith and for which BORROWER has established cash reserves in an amount satisfactory to LENDER;

(c)
statutory liens of carriers, mechanics, materialmen, landlords, warehouseman and other similar liens imposed by law, (i) which are incurred in the ordinary course of business for sums not yet overdue by more than 90 days or (ii) which, if due and payable, are being properly contested and for which BORROWER has established cash reserves in an amount satisfactory to LENDER or (iii) which, if due and payable, relate to Inventory at a Collateral Location for which BORROWER has obtained a Landlord’s Consent or other waiver acceptable to LENDER;

(d)
liens arising out of non-final judgments or awards against BORROWER which are in existence for less than 20 consecutive Business Days or are being properly contested and for which BORROWER has established cash reserves in an amount satisfactory to LENDER;

(e)
liens resulting from pledges or deposits made by BORROWER in the ordinary course of its business in connection with workers’ compensation laws, unemployment insurance laws, social security laws, or similar legislation, or good faith deposits or security deposits in connection with bids, tenders, contracts (other than for the payment of borrowed money), or leases to which BORROWER is a party, or deposits to secure public or statutory obligations of BORROWER or deposits of cash or United States Government Bonds to secure surety, appeal, performance or other similar bonds to which BORROWER is a party, or deposits as security for contested taxes or import duties or for the payment of rent;

(f)
survey exceptions, encumbrances, easements or reservations of, or rights of, others for rights of way, highways and railroad crossings, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties.

(g)	liens of a collecting bank arising under the UCC on checks and other items of payment in the ordinary course of collection;

(h)
any title or interest of a licensor or lessor under any license or lease, to the extent such license or lease does not prohibit the sale of Inventory in the ordinary course of BORROWER’s business or does not otherwise violate this Agreement;

(i)	Purchase Money Liens; and

(j)	liens consented to by LENDER in writing.

1.57           “PERMITTED PURCHASE MONEY DEBT”, means indebtedness of BORROWER that is unsecured or is secured only by a Purchase Money Lien, provided that the aggregate amount of Purchase Money Debt outstanding at any one time does not exceed $500,000 and the incurrence of any Purchase Money Debt does not violate any limitation in this Agreement regarding Capital Expenditures.  For the purposes of this definition, the principal amount of any Permitted Purchase Money Debt shall include any Capitalized Lease Obligation.

1.58           “PRIME BASED RATE” shall have the meaning given that term in Section 2.6(b) below.

1.59           “PRIME RATE” means the variable rate of interest set from time to time by LENDER as its usual, short-term base lending rate to its commercial borrowers. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. From time to time LENDER makes loans to certain customers at rates of interest below the Prime Rate.

1.60           “PROCEEDS” means, in addition to the definition of proceeds given in the UCC, all additions, substitutions, replacements, and increments to the Collateral, including cash and non-cash proceeds of all of the Collateral in whatever form, including negotiable instruments and other instruments for the payment of money, Chattel Paper, security agreements or other documents, insurance or condemnation awards and any Collateral purchased with Proceeds.

1.61           “PURCHASE MONEY LIEN” means a lien, encumbrance, mortgage or security interest upon fixed or capital assets which secures Permitted Purchase Money Debt but only if such encumbrance is at all times confined solely to the asset acquired through the incurrence of the Permitted Purchase Money Debt.

1.62            “REGULATORY CHANGE” means as to LENDER, any change after the date of this Agreement in United States federal, or state, or foreign, laws or regulations (including Regulation D and the laws or regulations that designate any assessment rate relating to certificates of deposit or otherwise (including the “Assessment Rate” if applicable to any Advance) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, including LENDER, of or under any United States federal, or state, or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

1.63           “RECONCILIATION CERTIFICATE” means that certain certification in the form attached hereto as Exhibit “C” for certifications which are required to be submitted no less frequently than monthly (unless otherwise specified herein), setting forth, among other things, information relating to adjustments in amounts and/or values of the Collateral.

1.64           “REVOLVING LOAN” has the meaning set forth in Section 2.1 of this Agreement.

1.65           “REVOLVING NOTE” means the master promissory note executed by BORROWER on the date hereof in favor of LENDER so as to evidence the indebtedness of BORROWER to LENDER with respect to any and all Advances made by LENDER under the Revolving Loan and all extensions, modifications, refinancings, renewals, substitutions, replacements and/or redatings of such note.

1.66            “SUBORDINATION AGREEMENT” is a collective term which means all of the following:

(a)
that certain agreement (dated even date herewith) executed by SELLER, BORROWER and GUARANTOR  in favor of LENDER in restatement and amendment and replacement of the 2003 Subordination Agreement and pursuant to which SELLER subordinates to LENDER’s prior right to repayment of the Liabilities (1) SELLER’s rights and claims against BORROWER and (2) SELLER’s right to repayment of certain indebtedness owed to it by GUARANTOR; and

(b)	all extensions, modifications, refinancings, renewals, substitutions, replacements and/or redatings thereofof.

1.67           “SUBORDINATED SELLER NOTE” means that certain $2,800,000 (face amount) note dated as of June 30, 2005, a copy of which is attached hereto as Exhibit A to the Subordination Agreement, relating to GUARANTOR’s payment obligations to SELLER.

1.68           “SUBSIDIARY” means any corporation or other entity more than a majority (by number of votes) of the voting interest therein is at the time owned or controlled by BORROWER or a Subsidiary of BORROWER.

1.69           “SUPPORTING OBLIGATIONS” means, in addition to the definition of Supporting Obligations as contained in the UCC, a Letter-of-Credit Right or secondary obligation that supports the payment or performance of an Account, Chattel Paper, Document, General Intangible, Instrument or Investment Property.

1.70           “UCC” shall mean the Uniform Commercial Code, as now in effect and as from time to time hereafter in effect in the State of New Jersey.

1.71           UCC DEFINITIONS.  All terms defined in Articles 1 or 9 of the UCC shall have the meanings given therein unless otherwise defined herein.

ARTICLE II

LOANS

2.1           ESTABLISHMENT OF THE REVOLVING LOAN.

(a)           Upon BORROWER’s request, made to LENDER pursuant to Section 2.13, LENDER hereby agrees, from time to time after the Effective Date but subject to the terms and the conditions of this Agreement, to make Advances and re-Advances to BORROWER and issue Letters of Credit for the account of BORROWER under a revolving loan facility, the purpose of which are to refinance existing indebtedness, pay Liabilities in accordance with this Agreement, issue Letters of Credit, purchase replacement Collateral in connection with Permitted Asset Dispositions, repair or replace Collateral to the extent of insurance proceeds with respect to the loss of or damage to said Collateral which are not otherwise applied to reduce Liabilities hereunder, and finance working capital and general business needs, to be disbursed by LENDER in the manner specified in Section 2.3.

(b)           Such Advances and re-Advances (including BORROWER’s Letter of Credit Advances) constitute the “Revolving Loan” described throughout this Agreement.

2.2           MAXIMUM PERMITTED REVOLVING LOAN BORROWINGS.

(a)           The maximum which may be Outstanding under the Revolving Loan (including the amount due or contingently due under Outstanding Letters of Credit) at any one time cannot exceed the Lending Formula.

(b)           The “loan value” of Eligible Inventory and Eligible Receivables will be determined by LENDER using the information supplied by BORROWER to LENDER in the Borrowing Base Certificate, together with any other information which BORROWER is required to give LENDER pursuant to Section 5.6 below.

2.3           DISBURSEMENT OF REVOLVING LOAN ADVANCES.  BORROWER shall give LENDER notice of each borrowing hereunder as provided in Section 2.13 hereof. LENDER, upon its receipt thereof but only to the extent BORROWER is allowed to borrow hereunder, shall disburse such sum to BORROWER by crediting BORROWER's demand deposit operating account at LENDER and charging BORROWER’s Revolving Loan account on LENDER’s books. Advances can be made, however, by means other than as aforesaid.

2.4           RIGHT TO RECEIVE REVOLVING LOAN ADVANCES.

(a)           So long as the Advances Outstanding under the Revolving Loan do not exceed the Lending Formula and so long as BORROWER is otherwise in compliance with the terms and conditions of this Agreement, (1) BORROWER may borrow, re-pay and re-borrow Advances under the Revolving Loan or re-pay Letter of Credit Advances at any time during the period from the date hereof up to the day before the Maturity Date and (2) repayment by BORROWER of Advances Outstanding under the Revolving Loan or Letter of Credit Advances shall not affect the ability of BORROWER to borrow and re-borrow under this Agreement.

(b)           To the extent that by operation of any circumstance which causes the amount of all Advances Outstanding under the Revolving Loan to violate the Lending Formula, LENDER may in its discretion make no other Advances hereunder until such Outstanding Advances are in compliance with the Lending Formula.  Nothing in the foregoing shall limit LENDER’s right to declare an Event of Default because of such non-compliance.

(c)           In addition and notwithstanding anything in this Agreement to the contrary, the obligation of LENDER to continue making advances under the Revolving Loan shall terminate upon the expiration of this Agreement and shall be suspended upon written notice (except in the case of the occurrence of an Event of Default described in Section 7.6, Section 7.7 and Section 7.8 as to which no notice shall be required) from LENDER to BORROWER of the occurrence and during the continuance of any of the following events:

(1)	an Event of Default hereunder; or

(2)	an event which, except for the passage of time or the giving of notice, would be such an Event of Default.

2.5           REPAYMENT OF REVOLVING LOAN ADVANCES.

(a)           Subject to the other provisions of this Section and this Agreement and so long as (1) the Advances Outstanding under the Revolving Loan do not exceed the Lending Formula, (2) BORROWER is otherwise in compliance with the terms and conditions of this Agreement, any and all Advances shall be repayable on the Maturity Date unless the term of this Agreement or LENDER’s Revolving Loan relationship with BORROWER is sooner accelerated or terminated or modified as provided herein.  On the Maturity Date, all Advances Outstanding under the Revolving Loan, plus accrued interest and other amounts Outstanding thereunder, shall be due and owing, unless sooner due or payable as provided herein.

(b)           Notwithstanding the foregoing provisions of subsection (a) above, prior to the Maturity Date the principal owing on the Revolving Loan shall be repaid on a continuing and continual basis as follows:

(1)           (A)           BORROWER agrees to and shall establish and maintain, or permit LENDER to establish and maintain as determined from time to time by LENDER in its discretion, one or more Blocked Accounts.

(B)           BORROWER agrees as follows:

(i)
Each Blocked Account is an account owned by LENDER and holding funds of LENDER and not funds of BORROWER and against which BORROWER has rights only to the extent that funds in any such account exceeds the Liabilities after this Agreement has been terminated and such Liabilities have been paid in full.

(ii)	Each Blocked Account is one of the Deposit Accounts described in Article III of this Agreement.

(2)           BORROWER agrees to and shall forthwith deposit all Collateral Proceeds into a Blocked Account on the later of (i) the date of BORROWER’s receipt of the Collateral Proceeds or (2) the first date upon which the Account Debtor’s check or other payment instrument appears collectable on its face under the UCC.

(3)           If requested by LENDER on and after the occurrence of an Event of Default, BORROWER agrees to and shall direct its Account Debtors and other third parties to remit all Collateral Proceeds directly to one or more Blocked Accounts and/or such other place designated by LENDER.

(4)           BORROWER agrees to and shall forthwith transfer, assign, endorse, deliver and turn over to LENDER for LENDER’s deposit into any such Blocked Account and/or such other place designated by LENDER all Collateral Proceeds which, despite BORROWER's aforementioned direction to its Account Debtors and other third parties, are received by BORROWER.

(5)           BORROWER hereby authorizes LENDER to effect the repayment of the Advances Outstanding on the Revolving Loan, the payment of interest thereon and the other Liabilities on a continuing and continual basis, either daily or on another frequency determined by LENDER, by LENDER’s transfer, withdrawal or “sweep” of all funds on deposit in such Blocked Accounts.   Funds deposited by BORROWER in a Blocked Account prior to 2 p.m. on any Business Day will normally be transferred, withdrawn or “swept” by LENDER on the immediately following Business Day and funds deposited by BORROWER in a Blocked Account at or after 2 p.m. on any Business Day will normally be transferred, withdrawn or “swept” by LENDER on the second Business Day following said deposit.  LENDER will apply the funds so transferred, withdrawn or “swept” by LENDER to the repayment of Advances Outstanding on the Revolving Loan on the applicable Business Day on which LENDER’s aforesaid transfer, withdrawal or “sweep” occurs.

(6)           If notwithstanding the application of funds in the Blocked Accounts as set forth above, BORROWER at any time is not in compliance with the Lending Formula, BORROWER must, immediately upon the earlier of BORROWER’s knowledge that non-compliance exists or notice from LENDER to do so, bring the Revolving Loan into compliance with the Lending Formula and BORROWER will be able to draw under the Revolving Loan only to the extent that such borrowings would be in compliance with the Lending Formula.  In the event that BORROWER fails to so bring balances Outstanding under the Revolving Loan into compliance with the Lending Formula, such failure shall be an Event of Default hereunder and LENDER shall have all rights which arise therefrom.

(c)           BORROWER shall in no case commingle any of the Collateral Proceeds with any other property of BORROWER or any other person or entity, but shall keep such Collateral Proceeds segregated, held in trust for LENDER as LENDER’s exclusive property and immediately transfer, assign, endorse, deliver and/or turn such Collateral Proceeds over to LENDER in the identical form received (excluding endorsements necessary for collection for the benefit of LENDER) to a Blocked Account and/or such other place designated by LENDER.

(d)           BORROWER recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or constituting proceeds of Collateral (other than payment via wire transfer or electronic depository check) may not be collectible by LENDER on the date received.  In consideration of LENDER’s agreement to conditionally afford BORROWER credit as of the Business Day on which LENDER receives those items of payment, BORROWER agrees that, in computing interest and the charges imposed under this Agreement, all items of payment received by LENDER shall be deemed applied by LENDER on account of the Liabilities (subject to final payment of such items) two Business Days after the applicable Business Day on which LENDER transfers, withdraws or “sweeps” funds from the corresponding Blocked Account.  LENDER is not, however, required to give BORROWER credit for the amount of any item of payment which is unsatisfactory to LENDER and LENDER may charge BORROWER for the amount of any item of payment which is returned unpaid to LENDER.

(e)           Nothing in this Section 2.5 is intended to limit the rights of LENDER under Section 2.4(c).

(f)           Unless BORROWER is otherwise given notice by LENDER in accordance with this Agreement, all payments shall be made at the location that LENDER designates by written notice to BORROWER given in accordance with this Agreement.

2.6           PAYMENT OF REVOLVING LOAN INTEREST.

(a)           (1)           BORROWER shall pay to LENDER per annum interest on the unpaid principal amount of each Advance made by such LENDER for the period commencing on the date of such Advance until such Advance shall be paid in full.

(2)           Subject to the other provisions of this Section 2.6, interest shall be charged on the Advances Outstanding under the Revolving Loan at (A) a per annum rate (the “Prime Based Rate” as more fully defined below) based on the fluctuating Prime Rate or (B) at BORROWER’s option (the “LIBOR Option”) to be exercised in the manner set forth below, a per annum rate (the “LIBOR Based Rate” as more fully defined below) based on LIBOR (as defined below). In no event, however, shall interest ever be calculated at a rate higher than the maximum rate allowed by law.

(b)           (1)           The Prime Based Rate (the “Prime Based Rate”) shall equal the Prime Rate, floating, plus one-half of one (½%) percent, provided, however, that notwithstanding the foregoing, the following shall apply:

(a)
if the Fixed Charge Coverage Ratio is equal to or less than 1.49 to 1.0 but equal to or greater than 1.25 to 1.0, then effective upon LENDER’s determination of such Fixed Charge Coverage Ratio, the Prime Based Rate shall equal the Prime Rate, floating, plus three-quarters (¾%)of one percent;

(b)
if the Fixed Charge Coverage Ratio is equal to or less than 1.24 to 1.0 but equal to or greater than 1.1 to 1.0, then effective upon LENDER’s determination of such Fixed Charge Coverage Ratio, the Prime Based Rate shall equal the Prime Rate, floating, plus one (1%) percent;

(c)
if the Fixed Charge Coverage Ratio is equal to or less than 1.09 to 1.0 but equal to or greater than 1.0 to 1.0, then effective upon LENDER’s determination of such Fixed Charge Coverage Ratio, the Prime Based Rate shall equal the Prime Rate, floating, plus one and one-quarter (1 ¼%) percent;

(d)
if the Fixed Charge Coverage Ratio is less than 1.0 to 1.0 and in all events on and after the occurrence and continuance of an Event of Default, per annum interest shall be charged on the Advances Outstanding under the Revolving Loan at the Default Rate.

(2)           If the interest rate is determined at a Prime Based Rate, then in the event there should be a change in the Prime Rate, the rate of interest on the Revolving Loan shall be changed effective as of the effective date of each such change in the Prime Rate, as established by LENDER, without prior notice to BORROWER. Any change in the Prime Rate shall not affect or alter any other terms or conditions of this Agreement.  LENDER will use its best efforts to provide BORROWER with notice of the amount of the Prime Rate or the interest rate or rates being charged to BORROWER as part of the periodic statements of account which LENDER provides to BORROWER hereunder but LENDER’s failure to provide such notice shall not result in any liability to LENDER or affect the rights or remedies of LENDER hereunder or the obligations of BORROWER hereunder.

(c)           The LIBOR Based Rate (the “LIBOR Based Rate”) shall be a rate per annum equal to 200 basis points in excess of LIBOR (as defined below) with respect to the applicable LIBOR Based Interest Period (as also defined below), it being understood that each determination of a LIBOR Based Rate shall be made by LENDER in its sole and absolute discretion and shall be conclusive and binding upon BORROWER, absent manifest error. Notwithstanding the foregoing, the following shall apply:

(1)
if the Fixed Charge Coverage Ratio is equal to or less than 1.49 to 1.0 but equal to or greater than 1.25 to 1.0, then effective upon LENDER’s determination of such Fixed Charge Coverage Ratio, the LIBOR Based Rate shall be a rate per annum equal to 225 basis points in excess of LIBOR (as defined below) with respect to the applicable LIBOR Based Interest Period (as also defined below); and

(2)
if the Fixed Charge Coverage Ratio is equal to or less than 1.24 to 1.0 but equal to or greater than 1.1 to 1.0, then effective upon LENDER’s determination of such Fixed Charge Coverage Ratio, the LIBOR Based Rate shall be a rate per annum equal to 250 basis points in excess of LIBOR (as defined below) with respect to the applicable LIBOR Based Interest Period (as also defined below); and

(3)
if the Fixed Charge Coverage Ratio is equal to or less than 1.09 to 1.0 but equal to or greater than 1.0 to 1.0, then effective upon LENDER’s determination of such Fixed Charge Coverage Ratio, the LIBOR Based Rate shall be a rate per annum equal to 275 basis points in excess of LIBOR (as defined below) with respect to the applicable LIBOR Based Interest Period (as also defined below); and

(4)
if the Fixed Charge Coverage Ratio is less than 1.0 to 1.0 and in all events on and after the occurrence and continuance of an Event of Default, per annum interest shall be charged on the Advances Outstanding under the Revolving Loan at the Default Rate.

(d)           The determination of the Fixed Charge Coverage Ratio shall be made in the manner set forth in Section 5.21 below and any interest rate adjustment made with respect to such determination shall be retroactively effective as of the date of the financial statement supporting the determination.

(e)           For purposes of the determination of any LIBOR Based Rate, the following terms shall have the following meanings:

(1)	(A)
“LIBOR” means, as applicable to any LIBOR Based Interest Period, the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such LIBOR Based Interest Period as reported by Reuters as of 11:00 a.m., London time, on the second London Banking Day before the relevant libor Based Interest Period begins.

(B)
If the Reuters system is unavailable, then the applicable rate will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such LIBOR Based Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two London Banking Days preceding the first day of such LIBOR Based Interest Period as selected by LENDER. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate.  If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations.  If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such LIBOR Based Interest Period offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two London Banking Days preceding the first day of such LIBOR Based Interest Period. In the event that LENDER is unable to obtain any such quotation as provided above, it will be deemed that LIBOR pursuant to a LIBOR Based Interest Period cannot be determined.

(C)
In the event that the Board of Governors of the Federal Reserve System shall impose a LIBOR Reserve Percentage with respect to LIBOR deposits of LENDER then for any period during which such LIBOR Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the LIBOR Reserve Percentage.

(2)
“LIBOR Based Interest Period” shall mean the period commencing on the date so specified in BORROWER's notice to LENDER of any election to exercise the LIBOR Option and ending on the date specified in such notice, which ending date (A) shall be either 1 month, 2 months, 3 months or 6 months after the commencement of the LIBOR Based Interest Period, and (B) shall in no event extend beyond the Maturity Date. No LIBOR Based Interest Period shall commence other than on a London Banking Day.  If any LIBOR Based Interest Period shall end on a day which is not a London Banking Day, such LIBOR Based Interest Period shall be extended to the next succeeding London Banking Day. Nothing in the foregoing shall affect any interest rate or interest period or minimum/maximum borrowing amount separately governed by the Master Agreement.

(3)
“LIBOR Reserve Percentage” means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion dollars in respect of Eurocurrency liabilities (as defined in Regulation D of the Board of Governors of the Federal Reserve System) (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on loans covered by a LIBOR Based Rate is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of LENDER to United States residents).  The LIBOR Based Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

(4)	“London Banking Day” shall mean a day which is not a Saturday, Sunday or day on which banks in London are required or permitted to close.

(5)
“Principal Balance” means, at any time, the portion or portions of the Advances Outstanding under the Revolving Loan as to which BORROWER has elected to have interest determined or to be determined, as applicable, at a LIBOR Based Rate and includes all amounts that are to be borrowed at a LIBOR Based Rate, whether or not BORROWER actually borrows such amounts.

(6)	“Roll Over Date” shall mean the day immediately following the last day of a LIBOR Based Interest Period.

(f)           If BORROWER wishes to exercise the LIBOR Option, BORROWER shall give LENDER notice in writing or by telex or by facsimile (receipt of which must be confirmed electronically or telephonically) of any election to exercise the LIBOR Option at least two London Banking Days prior to the commencement of a LIBOR Based Interest Period, which notice shall specify (1) the Principal Balance with respect to which BORROWER is making such election, and (2) in conformity with the definition of “LIBOR Based Interest Period” set forth above, the date upon which such LIBOR Based Interest Period is to commence and (3) its duration.  LENDER shall, as soon as practical prior to or on the date of the commencement of the LIBOR Based Interest Period, determine and quote to BORROWER a LIBOR Based Rate with respect to the Principal Balance specified in such notice, and notify BORROWER of the date and time by which BORROWER must accept the quoted LIBOR Based Rate.  If BORROWER rejects the quoted LIBOR Based Rate, or if BORROWER does not inform LENDER of its acceptance of the quoted LIBOR Based Rate by the date and time specified by LENDER, time being of the essence, the Prime Based Rate shall apply, or continue to apply to the specified Principal Balance.  If BORROWER accepts the quoted LIBOR Based Rate by the date and time specified by LENDER, the quoted LIBOR Based Rate shall be applicable to the Principal Balance during the LIBOR Based Interest Period specified by BORROWER in such notice.  A quoted LIBOR Based Rate may be accepted by BORROWER either orally or in writing, provided that any such oral acceptance shall be immediately confirmed by BORROWER in writing or by telex or by facsimile (receipt of which must be confirmed electronically or telephonically).  The interest rate applicable to the Principal Balance, with respect to which BORROWER has accepted a quoted LIBOR Based Rate, shall revert from the LIBOR Based Rate applicable thereto to the Prime Based Rate as of the Roll Over Date applicable thereto.  LENDER shall be under no duty or obligation to notify BORROWER that the interest rate on the Principal Balance is about to revert from a LIBOR Based Rate to the Prime Based Rate.

(g)           The LIBOR Option may only be exercised by BORROWER if the portion of the Revolving Loan to be affected by the LIBOR Option would bear interest at the Prime Based Rate on the date of commencement of the applicable LIBOR Based Interest Period, but for the exercise by BORROWER of the LIBOR Option, and only if the following conditions are met:

(1)	No Event of Default has occurred and is continuing.

(2)	The LIBOR Based Interest Period must commence on a London Banking Day.

(3)
The LIBOR Based Interest Period shall extend either 1 month, 2 months, 3 months or 6 months after the commencement of the LIBOR Based Interest Period. Nothing in the foregoing shall affect any interest rate or interest period or minimum/maximum borrowing amount separately governed by the Master Agreement.

(4)	The LIBOR Based Interest Period shall in no event extend beyond the termination date or any extended termination date of the Revolving Loan.

(5)	If any LIBOR Based Interest Period shall end on a day which is not a London Banking Day, such LIBOR Based Interest Period shall be extended to the next succeeding London Banking Day.

(6)
The LIBOR Option must be exercised for a minimum of $1,000,000 and integral multiples of $100,000 thereafter.  Nothing in the foregoing shall affect any interest rate or interest period or minimum/maximum borrowing amount separately governed by the Master Agreement.

(7)
The exercise of the LIBOR Option will not result in more than 3 separate LIBOR subcontracts in the collective aggregate being in existence between BORROWER and LENDER at any one time. Nothing in the foregoing shall affect any interest rate or interest period or minimum/maximum borrowing amount separately governed by the Master Agreement.

(h)           In the event, and on each occasion, that on or before the date upon which a LIBOR Based Interest Period is to commence, LENDER shall have in its sole discretion exercised in good faith using reasonable commercial judgment made a determination (which determination shall be conclusive and binding upon BORROWER) that a LIBOR Based Rate cannot be determined or that the current LIBOR Based Rate will not adequately and fairly reflect the cost to LENDER of making or maintaining any Principal Balance of any such LIBOR Based Loan, LENDER shall so notify BORROWER and the Principal Balance with respect to which BORROWER has exercised the LIBOR Option, shall, as applicable, bear interest or continue to bear interest at the Prime Based Rate.

(i)           In all events, interest shall be payable monthly on an accrued basis on the last day of each and every calendar month and shall be calculated on the basis of a year consisting of 360 days and paid for actual days elapsed.

(j)           (1)            On and after the occurrence of an Event of Default hereunder or after the Maturity Date, all Outstanding Advances shall, unless otherwise agreed by LENDER, bear interest at the Default Rate.

(2)           In addition, interest on the Revolving Loan will be calculated at the Default Rate prior to the declaration of an Event of Default in the event BORROWER does not supply or cause to be delivered to LENDER any information required by this Agreement or any of the Loan Documents by the dates such information is due (including any grace period allowed by this Agreement).

(3)           It is nonetheless understood that LENDER’s acceptance of payment at the Default Rate does not otherwise prevent LENDER from otherwise declaring an Event of Default as a result of BORROWER’s failure to perform or observe any of the foregoing.

(k)           All agreements between BORROWER and LENDER are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to LENDER for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law.  As used herein, the term “applicable law” shall mean the law in effect as of the date hereof provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement shall be governed by such new law as of its effective date.  In this regard, it is expressly agreed that it is the intent of BORROWER and LENDER in the execution, delivery and acceptance of this Agreement to contract in strict compliance with the laws of the State of New Jersey from time to time in effect.  If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever LENDER should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest.  This provision shall control every other provision of all agreements between BORROWER and LENDER.

2.7           LETTERS OF CREDIT.

(a)           Issuance.

(1)                      Subject to the terms and conditions of this Agreement, LENDER will, from time to time after the Effective Date and in its accordance with its usual and customary practices, and at the request of and for the account of BORROWER, issue or create Letters of Credit for the benefit of beneficiaries designated by BORROWER.  The Letters of Credit and the various documents related thereto (including the Applications defined below) are herein collectively called “Financing Documents”.

(2)                      Unless otherwise agreed by LENDER in writing, all shipping documents must be consigned to LENDER.

(3)                      Unless otherwise agreed by LENDER in writing, LENDER will not issue or create any Financing Document if the issuance thereof would result in more than $3,500,000 in Letter of Credit Obligations being Outstanding at any one time or if the issuance thereof would result in a violation of the Lending Formula.

(4)                      (A)           Each Financing Document shall provide that drafts drawn thereunder must be presented to LENDER on or prior to 60 days after the issuance thereof (unless otherwise agreed by LENDER), and, in the case of the Letters of Credit, that any acceptances created thereunder shall mature not later than 90 days after the creation thereof in the case of documentary Letters of Credit and 360 days n the case of standby Letters of Credit (unless otherwise agreed by LENDER).

(B)           In the event that any drafts drawn under any Financing Document has an expiration date or any acceptance has a maturity date later than the Maturity Date and LENDER’s relationship with BORROWER under this Agreement is not extended beyond the Maturity Date, BORROWER must obtain with a source other than LENDER or any LENDER’s Affiliate a replacement Financing Document, Letter of Credit or acceptance as the case may be or secure BORROWER’s obligations thereunder with cash collateral in an amount satisfactory to LENDER acting in good faith using reasonable commercial judgment.

(5)                      BORROWER shall give notice to LENDER of a request for issuance of any Financing Document not less than 2 Business Days prior to the proposed issuance date (which prescribed time period may be waived at the option of LENDER in the exercise of its sole discretion).  Each such notice shall specify: (A) the requested date of such issuance (which shall be a Business Day); (B) the maximum amount of such Financing Document; (C) the expiration date of such Financing Document; (D) the purpose of such Financing Document; (E) the name and address of the beneficiary of such Financing Document; and (F) the required documents under any such Financing Document.

(6)                      Notwithstanding the foregoing, LENDER shall not be under any obligation to issue or create any Financing Document if at the time of such issuance any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain LENDER from issuing such Financing Document or any requirement of law applicable to LENDER or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over LENDER shall prohibit, or request that LENDER refrain from, the issuance of Letters of Credit generally or any such Financing Documents in particular, or shall impose upon LENDER with respect to any Financing Document any requirement (for which LENDER is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to LENDER as of the date hereof and which LENDER in good faith deems material to it.

(b)                      Evidence of Obligation to Pay Amounts Due under the Financing Documents.

(1)          LENDER’s rights and BORROWER’s obligations with regard to each Financing Document shall be evidenced by the Revolving Note and this Agreement and determined and governed by this Agreement as supplemented by the application for each such Letter of Credit executed by BORROWER (if any such application was in fact so executed) or, if no such application was so executed, then by the standard form of Letter of Credit application in use by LENDER at the time LENDER issued any such Letter of Credit regardless whether or not any such Application was actually executed (each such application and each such standard form of application being hereinafter called an “Application” and collectively called the “Applications”).

(2)           (A)           In addition, BORROWER hereby authorizes LENDER to record and enter on LENDER’s records the amount of any acceptance and/or any Letter of Credit and/or other Letter of Credit Advances, payments made by LENDER against any Letter of Credit Obligations, repayments of such drawings made by or on behalf of BORROWER and all other amounts due to LENDER or paid on account of any such Letter of Credit Obligations. The aggregate unpaid amounts shown on the aforementioned records of LENDER shall evidence the principal, interest and other amounts owed by BORROWER on account of the Letter of Credit Obligations. Letter of Credit Obligations, which are not also Letter of Credit Advances, shall not accrue interest or represent Advances against the Revolving Note (but shall be utilized in the computation of the Lending Formula and the limit on the aggregate amount of Letters of Credit set forth in Section 2.7(a)(3) above).

(B)           LENDER may from time to time render a statement of the aforementioned records.  If BORROWER fails to object to the statement within sixty (60) days after it is received by BORROWER, it shall be deemed to be an account stated and binding upon BORROWER, absent manifest error.  Notwithstanding the foregoing, any failure by LENDER to enter on its records the date and amount of any amount owed on any Letter of Credit Obligations or any failure by LENDER to render any such statement shall not, however, limit or otherwise affect the obligations of BORROWER under this Agreement to pay to LENDER all amounts owing on account of the Letter of Credit Obligations.

(c)                      Repayment of Amounts (Mandatory Borrowings to Satisfy Payment Obligations) Due under the Financing Documents.

(1)                      Unless otherwise set forth in any applicable Application, BORROWER shall immediately reimburse LENDER for drafts drawn under any Financing Document and all other Letter of Credit Advances by an Advance effected by the Authorization to Charge or otherwise in immediately available funds.

(2)                      In furtherance of the foregoing, LENDER is authorized to, and may, obtain and effect repayment as of each due date of all amounts due under and associated with the applicable draft and all other Letter of Credit Advances in the manner set forth in the Authorization to Charge.

(3)                      Notwithstanding the foregoing, in the event that LENDER elects not to obtain and effect repayment in the manner set forth in the Authorization to Charge, any funds advanced by LENDER in payment of any Letter of Credit or any acceptance or draft presented thereunder shall be due and payable immediately and shall bear interest until paid in full at the Default Rate, such interest to be payable on demand.  Interest shall be computed on the basis of a year consisting of 360 days and paid for actual days elapsed.

(d)                      Non-Liability of LENDER:  BORROWER assumes all risks of the acts or omissions of any beneficiary or transferee of any Financing Document with respect to its use thereof.  Except in the case of gross negligence or willful misconduct, neither LENDER nor any LENDER’s Affiliate nor any of officers or directors of LENDER or of any LENDER’s Affiliate shall be liable or responsible for: (1) the use that may be made of any Financing Document or any acts or omissions of any beneficiary or transferee in connection therewith; (2) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (3) payment by LENDER or any LENDER’s Affiliate against presentation of documents that do not comply with the terms of the Financing Document issued or created by LENDER or caused to be issued or created by LENDER or any LENDER’s Affiliate except that BORROWER shall have a claim against LENDER, and LENDER shall be liable to BORROWER, to the extent of any direct, but not consequential, damages suffered by BORROWER that BORROWER proves were caused solely by LENDER’s gross negligence or willful misconduct in determining whether documents presented under any Financing Document comply with the terms of such Financing Document or LENDER’s willful failure to make lawful payment under a Financing Document after the presentation to it of a draft and documents and/or certificates strictly complying with the terms and conditions thereof; (4) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they are in cipher; (5) for errors in interpretation of technical terms; (6) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Financing Document or of the proceeds thereof; and (6) for any consequence arising from causes beyond the control of LENDER, including, without limitation, any government acts.  None of the above shall affect, impair, or prevent the vesting of any of LENDER’s rights or powers hereunder.  In furtherance and not in limitation of the foregoing, LENDER may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.  To the extent not inconsistent herewith, the Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce shall be deemed a part of this Section as if incorporated herein in all respects and shall apply to the Letters of Credit.

(e)                      Indemnification of LENDER:  In addition to amounts payable as elsewhere provided in this Agreement, without duplication, BORROWER agrees to indemnify and save harmless LENDER from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) which LENDER may incur or be subject to as a consequence, direct or indirect, of the issuance of any Financing Document or any action or proceeding relating to a court order, injunction, or other process or decree restraining or seeking to restrain LENDER from paying any amount under any Financing Document or the failure of LENDER to honor a drawing under any Financing Document issued or created by LENDER or caused to be issued or created by LENDER as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority, except that LENDER shall not be entitled to indemnification for matters caused solely by its gross negligence or willful misconduct. Without modifying the foregoing, and anything contained herein to the contrary notwithstanding, BORROWER shall cause each Financing Document issued for its account to be canceled and returned to LENDER.

(f)                      Fees for the Letters of Credit. For the issuance, payment and/or amendment of the Letters of Credit, BORROWER will pay all customary and applicable issuance, payment and amendment charges of LENDER, together with (1) a letter of credit fee monthly in arrears on the face amount of all Outstanding Letters of Credit equal, on an annualized basis, to the applicable LIBOR margin; and (2) a  fronting fee at the annual rate of 0.125% to LENDER, on the face amount of all Outstanding Letters of Credit, payable monthly in arrears.

(g)                      Inconsistencies:   In the event that any term or condition set forth in any Application shall be inconsistent with the terms and conditions of this Agreement, such inconsistency shall be resolved by an interpretation which expands LENDER’s rights rather than limits LENDER’s rights.

2.8           PAYMENT OF LATE CHARGES.  Any payment of interest or any other payment required hereunder (including any payment due under any of the Letter of Credit Obligations) received more than 10 days after the payment’s due date, if accepted by LENDER, will be subject to a late charge of 5% of the total interest installment.  Nothing in the foregoing is intended to mean that LENDER will accept any payment after the payment’s due date (after any applicable “grace” period). Nothing in the foregoing is intended to mean that LENDER’s acceptance of any payment more than 10 days after the payment’s due date, other than acceptance of payment of all sums outstanding under the Revolving Loan and the Letter of Credit Obligations, is a cure of any default.

2.9           AUTHORIZATION TO CHARGE ACCOUNTS. BORROWER hereby authorizes LENDER to charge and effect payment as of each due date of all interest and other amounts (including principal) due under the Revolving Loan (including all amounts due and payable under the Letter of Credit Obligations) and this Agreement by increasing the principal balance of the Revolving Loan as though an Advance were taken by BORROWER against the Revolving Loan in the amount of any payment effected by LENDER.  The foregoing is defined as the “Authorization to Charge”.

2.10           TERMINATION BY BORROWER OR LENDER AND PREMIUMS DUE ON PREPAYMENT.

(a)           Generally.  The Revolving Loan relationship shall continue in full force and effect until the Maturity Date (unless the term of this Agreement or LENDER’s Revolving Loan relationship with BORROWER is sooner accelerated or terminated or modified as provided herein).

(b)           Termination by LENDER.  LENDER may terminate this Agreement on written notice to BORROWER on or after the occurrence of an Event of Default or as otherwise allowed by this Agreement.

(c)           Termination by BORROWER.   BORROWER may, at its option and upon at least thirty (30) days prior written notice to LENDER, terminate this Agreement or permanently reduce the amount which BORROWER may borrow hereunder; provided, however, no such termination shall be effective until BORROWER has paid all of the Liabilities in immediately available funds or taken the action with respect to Letter of Credit Obligations required by Section 2.7(a)(4)(B) and no such reduction will be effective until BORROWER has reduced the Outstanding principal amount of the Revolving Loan (including, to the extent necessary, the action with respect to Letter of Credit Obligations required by Section 2.7(a)(4)(B)) to the reduced amount thereof. Any notice of termination or reduction given by BORROWER shall be irrevocable unless LENDER otherwise agrees in writing. LENDER shall have no obligation to make any Advances or other financial accommodations on or after the termination date stated in such notice.  LENDER shall have no obligation to make any Advances or other financial accommodations in excess of the reduced amount of the Revolving Loan after the reduction date stated in such notice. BORROWER may elect to terminate this Agreement in whole or in part.  In the event that interest on any portion or portions of the Revolving Loan is being determined at a LIBOR Based Rate, such portion or portions may be prepaid at any time but such prepayment must be made for the entirety of the portion for which LENDER has entered into contracts relating to LIBOR pricing. Partial prepayments of any such portion or portions are not allowed. In the event of any such prepayment, the provisions of Section 2.11 shall apply.

(d)           Termination Charges.  At the effective date of termination of this Agreement for any reason (and whether by LENDER or by BORROWER), BORROWER shall pay to LENDER (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents and in addition to any amounts payable under Section 2.11) as a premium or liquidated damages for the loss of the bargain and not as a penalty, the following, as applicable (provided, however that the termination charges hereinafter set forth in this subsection (d) shall not be payable if substantially concurrently with the termination of this Agreement BORROWER and LENDER enter into a new loan agreement which can reasonably be deemed to be a replacement for this Agreement):

(1)           If termination or reduction occurs during the period commencing on the Effective Date and ending on the day immediately preceding the first anniversary of the Effective Date, BORROWER shall pay a prepayment premium equal to 1% of the face amount set forth in Section 1.42(a), without reduction for any Swap Reserve,  as of the date of termination in the case of a full termination or 1% of the amount of partial termination or permanent reduction.

(2)           If termination or reduction occurs during the period commencing on the first anniversary of the Effective Date and ending on the day immediately preceding the second anniversary of the Effective Date, BORROWER shall pay a prepayment premium equal to .75% of the face amount set forth in Section 1.42(a), without reduction for any Swap Reserve, as of the date of termination in the case of a full termination or .75% of the amount of partial termination or permanent reduction.

(3)           If termination or reduction occurs during the period commencing on the second anniversary of the Effective Date, BORROWER shall pay a prepayment premium equal to .5% of the face amount set forth in Section 1.42(a), without reduction for any Swap Reserve, as of the date of termination in the case of a full termination or .5% of the amount of partial termination or permanent reduction.

(e)           Effect of Termination.  Upon the termination date stated in any notice of termination of this Agreement, all action required pursuant to Section 2.7(a)(4)(B) shall be taken with respect to Letter of Credit Obligations and all of the other Liabilities shall be immediately due and payable. All undertakings, agreements, covenants, warranties and representations of BORROWER contained in the Loan Documents shall survive any such termination and LENDER shall retain its security interest and liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until BORROWER has indefeasibly paid the Liabilities to LENDER in full, in immediately available funds, and taken all action required pursuant to Section 2.7(a)(4)(B) with respect to Letter of Credit Obligations, together with the applicable termination charge, if any. Notwithstanding the payment in full of the Liabilities, LENDER shall not be required to terminate its security interests and liens in the Collateral unless, with respect to any loss or damage LENDER may incur as a result of dishonored checks or other items of payment received by LENDER from BORROWER or any Account Debtor and applied to the Liabilities, LENDER shall, at its option, (i) have received a written agreement, executed by BORROWER and by any person whose loans or other Advances to BORROWER are used in whole or in part to satisfy the Liabilities, indemnifying LENDER from any such loss or damage; or (ii) have retained any monetary reserves or security interest and liens on the Collateral for such period of time as LENDER, in its reasonable discretion, may deem necessary to protect LENDER from any such loss or damage.

(f)           Yield Maintenance Provisions Survive. In the event that interest on any portion or portions of the Revolving Loan is being determined at a LIBOR Based Rate, such portion or portions may be prepaid at any time but such prepayment must be made for the entirety of the portion for which LENDER has entered into contracts relating to LIBOR pricing. Partial prepayments of any such portion or portions are not allowed. In the event of any such prepayment, the provisions of Section 2.11 shall apply.

(g)           Rights of LENDER Also Continue.  Despite any modification or termination of the Revolving Loan relationship, whether by BORROWER or by LENDER, LENDER’s rights under this Agreement shall continue to remain in full force and effect (as modified in the case of any modification and despite any acceleration in the case of any acceleration and despite any termination in the case of any termination) until all Liabilities are paid in full and all action required pursuant to Section 2.7(a)(4)(B) has been taken with respect to Letter of Credit Obligations.

2.11           YIELD MAINTENANCE AND INDEMNIFICATION RELATING TO LIBOR BASED INTEREST.

(a)           BORROWER hereby agrees to indemnify LENDER against any loss or expense which LENDER may sustain or incur as a consequence of (1) any failure by BORROWER to borrow all or any portion of any Principal Balance (relating to Advances Outstanding under the Revolving Loan as to which BORROWER has elected to have interest determined or to be determined, as applicable, at a LIBOR Based Rate and as more fully defined above) or (2) the receipt or recovery by LENDER of all or any part of any Principal Balance prior to the maturity thereof whether by voluntary or involuntary prepayment, acceleration or otherwise.

(b)           Without limiting the effect of the foregoing, the amount to be paid by BORROWER to LENDER in order to indemnify LENDER for any loss occasioned by any of the events described in the preceding provisions of this Section, and as liquidated damages therefor, shall be equal to the following amount:

The current rate for United States Treasury securities (Bills on a discounted basis shall be converted to a bond equivalent) with a maturity closest to the maturity date of the LIBOR Based Interest Period chosen pursuant to the LIBOR Option and as to which the prepayment is made shall be subtracted from the “cost of funds” component of the LIBOR Based Rate in effect at the time of the prepayment.  If the result is zero or a negative number, there shall be no yield maintenance fee.  If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the Principal Balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term of the LIBOR Based Interest Period chosen pursuant to the LIBOR Option as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the number of days remaining in the designated term and using the above referenced United States Treasury security rate and the number of days remaining in the term of the LIBOR Based Interest Period chosen pursuant to the LIBOR Option as to which the prepayment is made. The resulting amount shall be the yield maintenance fee due to LENDER upon any prepayment of any Principal Balance. Such yield maintenance fee shall be paid, if due under the formula set forth above, upon the receipt or recovery by LENDER of all or any part of any Principal Balance prior to the maturity thereof whether by voluntary or involuntary prepayment, acceleration or otherwise.

(c)           A certificate as to any additional amounts payable pursuant to this Section setting forth the basis and method of determining such amounts shall be conclusive, absent manifest error, as to the determination by LENDER set forth therein if made reasonably and in good faith.  BORROWER shall pay any amounts so certified to it by LENDER within 10 days of receipt of any such certificate.

(d)           The indemnities provided for herein shall survive payment in full of the principal amount of the Revolving Loan and the interest due thereon.

(e)           Nothing in the foregoing shall in any way limit any obligations of BORROWER under any Master Agreement.

2.12           EVIDENCE OF REVOLVING LOAN INDEBTEDNESS.

(a)           The Revolving Loan is evidenced by BORROWER’s certain master promissory revolving note dated even date herewith and made payable to the order of LENDER.  The amounts due under such note shall be payable as provided in this Agreement.

(b)           LENDER shall enter on LENDER’s records in accordance with its usual and customary practices all advances made by LENDER to BORROWER under the Revolving Loan and all interest and other amounts due thereon and all payments made on account of principal and/or interest and/or such other amounts.  The aggregate unpaid principal and/or interest and/or other amounts entered and shown on LENDER’s records shall further evidence the principal and/or interest and/or other amounts owing and unpaid on the Revolving Loan.  LENDER may from time to time render a statement of the aforementioned records or provide BORROWER with the ability for “online” access to such records.  If BORROWER fails to object to any such statement within sixty (60) days after it is received by BORROWER or made available “online” to BORROWER, such statement shall be deemed to be an account stated and binding upon BORROWER, provided, however, that nothing in the foregoing shall prevent LENDER or BORROWER from correcting manifest errors in such statements. Notwithstanding the foregoing, the following shall apply:

(1)           Any failure by LENDER to enter on its records the date and amount of any advance or interest or other amount due on the Revolving Loan or LENDER’s failure to render any such statement shall not, however, limit or otherwise affect the obligations of BORROWER under this Agreement or under the Revolving Loan to repay the principal amount of the advances, re-advances, borrowings and re-borrowings made by LENDER to BORROWER under the Revolving Loan, together with all interest accruing and other amounts due thereon.

(2)           LENDER’s failure to enter on its records the date and amount of any payment made by BORROWER shall not, however, limit or otherwise affect the right of BORROWER under the Revolving Loan to demonstrate its payment of any Advance or any interest accruing and other amounts due thereon.

(c)           The foregoing note (and all extensions, modifications [including without limitation modifications increasing or decreasing the amount of the Revolving Loan], refinancings, renewals, substitutions, replacements and/or redatings thereof) and the records of LENDER indicating Advances made hereunder, accrued interest and other charges due thereon, and payments made by BORROWER on account of such Advances, interest and charges is referred to as the “Revolving Note” in this Agreement.

2.13           NOTICES RELATING TO ADVANCES.

(a)           Subject to any special notice requirements relating to BORROWER’s exercise of any LIBOR Option, BORROWER shall give LENDER written notice of each borrowing of each Advance (in each case, a “Borrowing Notice”). Each such written notice shall be irrevocable and shall be effective only if received by LENDER, subject to any special notice requirements relating to BORROWER’s exercise of any LIBOR Option, not later than 11 a.m., New York City time, on the date that is one Business Day prior to the date of borrowing.

(b)           Each such notice of borrowing shall specify the amount to be borrowed or prepaid, the date of borrowing (which shall be a Business Day).

(c)           Notwithstanding the foregoing, as it relates to any borrowing of an Advance, LENDER may in its discretion rely on and act on oral requests made by BORROWER and the making of any requested Advance shall conclusively establish BORROWER’s obligation to repay such Advance in accordance with this Agreement.

(d)           Also notwithstanding the foregoing, unless payment is otherwise timely made by BORROWER, the becoming due of any Advance or other obligation required to be paid under this Agreement or any Loan Document shall be deemed irrevocably to be a request by BORROWER for an Advance on the due date of, and in the amount required to pay, such Advance or other obligation which has become due. In addition, the presentation by BORROWER for payment by LENDER of any check or other item of payment drawn on any demand deposit account of BORROWER at LENDER shall be deemed irrevocably to be a request by BORROWER for an Advance in the amount of such check or other item of payment, provided, however, that BORROWER understands and agrees that LENDER has no obligation to honor drafts presented against any demand deposit account having insufficient balances even if BORROWER has the ability to borrow under the Revolving Loan.

2.14           APPLICATION OF PAYMENTS.  LENDER may apply all payments and other sums of money received by it from or on account of BORROWER towards the satisfaction of those Liabilities which LENDER in its sole discretion deems fit.

2.15           OBLIGATIONS ABSOLUTE.  The obligations of BORROWER under this Agreement shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation any of the following, whether or not with notice to, or consent of, BORROWER:

(a)           LENDER’s taking or not taking any of the actions referred to in the Loan Documents;

(b)           LENDER’s release (whether with or without consideration), impairment, failure to perfect a security interest in, exchange, surrender, substitution or modification of (1) any Collateral or (2) any other collateral or security given by BORROWER or (3) any collateral or security given by GUARANTOR or (4) any Proceeds of the foregoing;

(c)           any failure, omission or delay on the part of LENDER to enforce, assert or exercise any right, power or remedy conferred on it in the Loan Documents or any other action or acts on the part of LENDER;

(d)           the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment, or other similar proceedings which affect GUARANTOR or any of its assets;

(e)           LENDER’s compromise, settlement, release (whether with or without consideration), discharge, change, modification, amendment (whether material or otherwise) or termination of any or all of the obligations, duties, covenants or agreements of GUARANTOR under any of the Loan Documents;

(f)           the default or failure of BORROWER or GUARANTOR fully to perform any of the obligations set forth in the Loan Documents;

(g)           LENDER’s inability to recover payment from any person or entity under the Loan Documents; or

(h)           the existence of any claim, setoff, defense or other rights which BORROWER or GUARANTOR may have at any time against any person whether in connection with this Agreement, the other Loan Documents or any unrelated transactions.

2.16           FEES.

(a)           Commitment Fee:  BORROWER shall pay LENDER a Commitment Fee of $87,500.   The aforementioned Commitment Fee shall be considered earned on the date hereof but BORROWER may make payment in monthly installments, each in the amount of $2,431, commencing on August 1, 2008, and continuing on the first day of each and every consecutive calendar month thereafter until paid in full.  Notwithstanding the foregoing, if an Event of Default occurs or if this Agreement is otherwise terminated, the unpaid balance of the Commitment Fee shall be accelerated and become immediately due and owing.

(b)           Unused Revolving Loan Facility Fee:  In the event that average daily usage under the Revolving Loan (including Letter of Credit Obligations) during any calendar month or part thereof falls below $35,000,000, BORROWER shall pay LENDER an unused Revolving Loan fee on the short fall determined at a rate equal to 37.5 basis points per annum.  On the first day of the calendar month immediately following the end of the preceding calendar month, BORROWER will be responsible for the payment of the unused Revolving Loan fee, if any, then due.  By its execution of this Agreement, each BORROWER hereby authorizes LENDER to effect payment of all fees and expenses set forth above pursuant to the Authorization to Charge.

(c)           Collateral Management Fee:   BORROWER shall pay LENDER a Collateral Management Fee as more fully set forth in Article V.

(d)           Verification Fee:   BORROWER shall pay LENDER an Accounts Verification Fee as more fully set forth in Article V.  On the date hereof, there is no Verification Fee.

(e)           Field Examination Fee:     BORROWER shall pay LENDER a Field Examination Fees as more fully set forth in Article V.

(f)           Letters of Credit Fees:  BORROWER shall pay fees for the Letters of Credit as heretofore set forth in this Article II.

2.17           ADDITIONAL COSTS; CAPITAL REQUIREMENTS.

(a)           In the event that any existing or future law or regulation, guideline or interpretation thereof, by any court or administrative or governmental authority charged with the administration thereof, or compliance by LENDER with any request or directive (whether or not having the force of law) of any such authority shall impose, modify or deem applicable or result in the application of, any capital maintenance, capital ratio or similar requirement against loan commitments or other obligations entered into by LENDER hereunder, and the result of any event referred to above is, after the date of this Agreement, to impose upon LENDER or increase any capital requirement applicable as a result of the making or maintenance of LENDER’s commitment hereunder or otherwise (which imposition of capital requirements may be determined by LENDER’s reasonable allocation of the aggregate of such capital increases or impositions), then, upon demand made by LENDER as promptly as practicable after it obtains knowledge that such law, regulation, guideline, interpretation, request or directive exists and determines to make such demand, BORROWER shall immediately pay to LENDER from time to time as specified by LENDER additional commitment fees which shall be sufficient to compensate LENDER for such imposition of or increase in capital requirements together with interest on each such amount from the date demanded until payment in full thereof at the Prime Based Rate and, if not paid within 30 days after demand, then with interest thereafter at the Default Rate.  A certificate setting forth in reasonable detail the amount necessary to compensate LENDER as a result of an imposition of or increase in capital requirements submitted by LENDER to BORROWER shall be conclusive, absent manifest error, as to the amount thereof.  For purposes of this Section, all references to “LENDER” shall be deemed to include any participant in LENDER’s commitment hereunder, provided, however, that the foregoing shall not require BORROWER to pay more under this Section because of the existence of such participants than BORROWER would pay to LENDER if there were no participants.

(b)           In the event that any Regulatory Change after the date of this Agreement shall:  (1) change the basis of taxation of any amounts payable to LENDER under this Agreement or the Revolving Note (other than taxes imposed on the overall net income of LENDER by the United States of America or the jurisdiction in which LENDER has its principal office); or (2) impose or modify any reserve, Federal Deposit Insurance Corporation premium or assessment, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, LENDER; or (3) impose any other conditions affecting this Agreement in respect of Advances or any such extensions of credit, assets, deposits or liabilities; and the result of any event referred to in clause (1), (2) or (3) above shall be to increase LENDER’s costs of making or maintaining any Advances including, without limitation, its commitment hereunder, or to reduce any amount receivable by LENDER hereunder in respect of its commitment hereunder (such increases in costs and reductions in amounts receivable are hereinafter referred to as “Additional Costs”), then, in each case, upon demand made by LENDER as promptly as practicable after it obtains knowledge that such a Regulatory Change exists and determines to make such demand (a copy of which demand shall be delivered to LENDER), BORROWER shall pay to LENDER from time to time as specified by LENDER, additional commitment fees or other amounts which shall be sufficient to compensate LENDER for such increased cost or reduction in amounts receivable by LENDER from the date of such change, together with interest on each such amount from the date demanded until payment in full thereof at the Prime Based Rate and, if not paid within 30 days after demand, then with interest at the Default Rate. All references to any “LENDER” shall be deemed to include any participant in LENDER’s commitment hereunder, provided, however, that the foregoing shall not require BORROWER to pay more under this Section because of the existence of such participants than BORROWER would pay to LENDER if there were no participants.

(c)           Determinations by LENDER for purposes of this Section of the effect of any Regulatory Change on its costs of making or maintaining Advances or on amounts receivable by it in respect of Advances, and of the additional amounts required to compensate LENDER in respect of any Additional Costs, shall be set forth in writing in reasonable detail and shall be conclusive, absent manifest error.

(d)           In the event that LENDER demands compensation under this Section, then without limiting or reducing the obligations of BORROWER hereunder, LENDER shall take reasonable steps to mitigate the circumstances resulting in such demand, provided, however, that LENDER shall not be required to take such steps if, in its opinion, such steps (1) would be inconsistent with LENDER’s internal policies, (2) would or might have an adverse effect upon LENDER’s business, operations, or financial condition or (3) would result in any cost, liability or exposure to LENDER.

ARTICLE III

COLLATERAL

3.1           CROSS COLLATERALIZATION.  BORROWER agrees that payment and performance of all Liabilities shall be secured by each and all of the following: (a) all Collateral hereinafter set forth in this Article III, (b) all Collateral now or hereafter given by BORROWER to LENDER and (c) all products and Proceeds of the foregoing.

3.2           ACCESSIONS.  To secure payment and performance of all Liabilities, BORROWER hereby creates in favor of LENDER and hereby grants to LENDER a first security interest in all Accessions, as defined herein, presently owned by BORROWER or hereafter existing, created or acquired by it.

3.3           ACCOUNTS RECEIVABLE.  To secure payment and performance of all Liabilities, BORROWER hereby creates in favor of LENDER and hereby grants to LENDER a first security interest in all Accounts, as defined herein, presently owned by BORROWER or hereafter existing, created or acquired by it.

3.4           BOOKS AND RECORDS.  To secure the payment and performance of all Liabilities, BORROWER hereby creates in favor of LENDER and hereby grants to LENDER a first security interest in all of BORROWER’s Books and Records, as defined herein, presently owned by BORROWER or hereafter existing, created or acquired by it.

3.5           CHATTEL PAPER.  To secure payment and performance of all Liabilities, BORROWER hereby creates in favor of LENDER and hereby grants to LENDER a first security interest in all of BORROWER’s Chattel Paper, as defined herein, whether presently owned by BORROWER or hereafter acquired by it, including but not limited to all such Chattel Paper, and now or hereafter left in the possession of LENDER for any purpose.

3.6           COMMERCIAL TORT CLAIMS.  To secure payment and performance of all Liabilities, BORROWER hereby creates in favor of LENDER and hereby grants to LENDER a first security interest in all of BORROWER’s Commercial Tort Claims, as defined herein, presently owned by BORROWER or hereafter acquired by it.

3.7           CONSIGNMENTS.  To secure payment and performance of all Liabilities, BORROWER hereby creates in favor of LENDER and hereby grants to LENDER a first security interest in all of BORROWER’s Consignments, as defined herein, presently owned by BORROWER or hereafter acquired by it, including without limitation, (a) BORROWER’s rights to the underlying Goods in any Consignment where Goods of BORROWER are delivered to a merchant for the purpose of sale and the merchant (1) deals in Goods of that kind under a name other than that of BORROWER; (2) is not an auctioneer; and (3) is not generally known by its creditors to be substantially engaged in selling the Goods of others and (b) BORROWER’s rights to the underlying Goods in any Consignment where Goods of a third party are delivered to BORROWER for the purpose of sale.

3.8           CONTRACT RIGHTS.  To secure payment and performance of all Liabilities, BORROWER hereby creates in favor of LENDER and hereby grants to LENDER a first security interest in all Contract Rights, as defined herein, presently owned by BORROWER or hereafter acquired by it.

3.9           DEPOSIT ACCOUNTS.  To secure payment and performance of all Liabilities, BORROWER hereby creates in favor of LENDER and hereby assigns to LENDER and hereby grants to LENDER a first security interest in each and all the following:

(1)	the balance of all Deposit Accounts, now or hereafter existing, of BORROWER with LENDER or any LENDER’s Affiliate or in transit to any of them; and

(2)
all money, instruments, securities, documents, credits, claims, and other property of BORROWER, now or hereafter or for any purpose (including safe-keeping or pledge or security for any of the Liabilities) in the possession, custody, safekeeping or control of LENDER or any LENDER’s Affiliate or in transit to any of them; and

(3)	any sum now or hereafter owed by LENDER or any LENDER’s Affiliate in any capacity to BORROWER whether due or not; and

(4)
all additions, substitutions, replacements, and increments to the foregoing property, as well as proceeds of all of the foregoing property in whatever form, including cash, negotiable instruments and other instruments for the payment of money.

3.10           EQUIPMENT.  To secure payment and performance of all Liabilities, BORROWER hereby creates in favor of LENDER and hereby grants to LENDER a first security interest (except for Equipment subject to a Purchase Money Lien) in all of BORROWER’s Equipment, as defined herein, whether presently owned by BORROWER or hereafter acquired by it, and wherever located.

3.11           GENERAL INTANGIBLES.  To secure payment and performance of all Liabilities, BORROWER hereby creates in favor of LENDER and hereby grants to LENDER a first security interest in all of BORROWER’s General Intangibles, as defined herein, whether presently owned by BORROWER or hereafter acquired by it.

3.12           GOODS.  To secure payment and performance of all Liabilities, BORROWER hereby creates in favor of LENDER and hereby grants to LENDER a first security interest in all of BORROWER’s Goods, as defined herein, whether presently owned by BORROWER or hereafter acquired by it.

3.13           INSTRUMENTS.  To secure payment and performance of all Liabilities, BORROWER hereby creates in favor of LENDER and hereby grants to LENDER a first security interest in all of BORROWER’s Instruments as defined herein, whether presently owned by BORROWER or hereafter acquired by it, including but not limited to all such Instruments now or hereafter left in the possession of LENDER for any purpose, including but not limited for the purpose of collection.

3.14           INVENTORY.  To secure payment and performance of all Liabilities, BORROWER hereby creates in favor of LENDER and hereby grants to LENDER a first security interest in all of BORROWER’s Inventory, as defined herein, whether presently owned by BORROWER or hereafter acquired by it, and wherever located.

3.15           ALL OTHER BUSINESS ASSETS.

(a)           To secure payment and performance of all Liabilities, BORROWER hereby creates in favor of LENDER and hereby grants a first security interest in all of BORROWER’s other business assets, whether presently owned by BORROWER or hereafter acquired by it, including without limitation the following categories of assets as defined in the UCC: Inventory, Equipment (and any Accessions thereto), Instruments (including promissory notes), Documents, Accounts (including Health-Care-Insurance Receivables), Chattel Paper (whether tangible or electronic), Deposit Accounts, Letter-of-Credit Rights (whether or not the letter of credit is evidenced by a writing), Commercial Tort Claims, Securities and all other Investment Property, General Intangibles (including payment intangibles and software), Supporting Obligations, and any and all proceeds of any thereof, wherever located, whether now owned and hereafter acquired.

(b)           If BORROWER shall at any time acquire a Commercial Tort Claim, BORROWER shall immediately notify LENDER in a writing signed by BORROWER of the brief details thereof and grant to LENDER in such writing a security interest therein and in the proceeds thereof, with such writing to be in form and substance satisfactory to LENDER.

3.16           PRODUCTS AND PROCEEDS.  To secure payment and performance of all Liabilities, BORROWER hereby creates in favor of LENDER and hereby grants to LENDER a security interest in Proceeds and in all products of the Collateral.

ARTICLE IV

REPRESENTATIONS

In order to induce LENDER to enter into this Agreement and to perform its obligations hereunder, BORROWER makes the following representations to LENDER subject to the exceptions and other matters set forth on the disclosure schedule attached to the Certification Responsive to the Loan Agreement, each and all of which shall survive the execution and delivery of this Agreement for the duration of the term, or the extended or renewed term or terms of, this Agreement and each and all of which shall be deemed to be reconfirmed and restated at and as of the date of BORROWER’s submission of the certifications required by Section 5.6(c) and Section 5.6(d) of this Agreement except that (i) representations which by their terms are applicable only as of a specific date shall be deemed made only at and as of such dates and (ii) changes in BORROWER’s business or operations that may occur after the date hereof in the ordinary course of business which do not have a Materially Adverse Effect on BORROWER:

4.1           (a)           BORROWER is a corporation of the State of Delaware with its principal place of business on the date of this Agreement at 903 Murray Road, P.O. Box 1960, East Hanover, Morris County, New Jersey 07936. BORROWER will not change its principal place of business without first giving LENDER prior notice thereof in the manner provided in Section 9.1 of this Agreement.

(b)           BORROWER’s correct legal name is “FIVE STAR GROUP, INC.”

(c)           (1)           On the date hereof, BORROWER uses no trade marks or trade names except the trade mark and trade name “Five Star Products”.

(2)           BORROWER will not use any other trade name without first giving LENDER prior notice thereof in the manner provided in Section 9.1 of this Agreement.

(d)           (1)           On the date hereof, BORROWER owns no patents, trade names (except as set forth above) or trade marks.

(2)           BORROWER will advise LENDER of any patents, trade names or trade marks which it acquires and, if requested by LENDER, will provide LENDER with a security interest therein.

(e)           BORROWER is engaged in the business of the wholesale distribution of home decorating, hardware and finishing products and business directly related thereto.

(f)           The stock of BORROWER is wholly owned by GUARANTOR.

(g)           BORROWER has no Subsidiaries.

4.2           BORROWER is in good standing under the laws of the State of Delaware, the state of its incorporation.

4.3           BORROWER is qualified to do business and is in good standing in the States of Connecticut, New Jersey and New York and in each jurisdiction where the nature of its business requires it to be so qualified except where the failure to so qualify would not have a Materially Adverse Effect on BORROWER.

4.4           BORROWER has the corporate power to execute, deliver and carry out this Agreement and its Board of Directors has duly authorized and approved the terms described herein and the taking of any and all action contemplated herein.

4.5           BORROWER will use proceeds of the Revolving Loan for only the purposes set forth in Section 2.1(a) and no other.

4.6           (a)           On the date hereof, the Collateral given by BORROWER is located only at the locations set forth on Schedule “B” attached hereto.

(b)           BORROWER may from time to time add to the locations set forth above or change the locations set forth above but only if BORROWER gives LENDER written notice of such change at least 30 days prior to such change and provides any Landlord’s Consent required by LENDER (it being understood that any Inventory stored at any location for which a Landlord’s Consent has not been provided shall not be considered eligible for lending purposes except as otherwise allowed for certain Inventory in-transit)

(c)           The locations set forth in subsection (a) above and any location permitted under subsection (b) above collectively are the “Collateral Locations” described in this Agreement.

4.7           BORROWER has full power and authority to execute, deliver and perform this Agreement, the Revolving Note and all of the other Loan Documents to which it is party and to perform and observe the terms and provisions hereof and thereof.

4.8           This Agreement is a legal, valid and binding agreement of BORROWER enforceable against BORROWER in accordance with its terms and the Revolving Note and all of the other Loan Documents to which it is a party are similarly valid, binding and enforceable against BORROWER in accordance with their respective terms except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion.

4.9           No consent or approval of any trustee or holder of any indebtedness or obligation of BORROWER is necessary in connection with the execution and delivery of this Agreement or the Revolving Note or any of the other Loan Documents to which it is a party or any transaction contemplated hereby or thereby.

4.10           No consent, permission, authorization, order or license of any governmental authority is necessary in connection with the execution and delivery of this Agreement or the Revolving Note or any of the other Loan Documents to which it is a party or any transaction contemplated hereby or thereby except where the failure to obtain any such consent, permission, authorization, order or license would not create a Materially Adverse Effect on BORROWER.

4.11           There is no provision of any indenture or material agreement, written or oral, to which to the best of BORROWER’s knowledge, BORROWER is a party or under which it is obligated which would be contravened in any material respect by the execution and delivery of this Agreement or the Revolving Note or any of the other Loan Documents to which it is a party or by the performance of any material provision, condition, covenant or other term hereof or thereof except where such contravention would not have a Materially Adverse Effect on BORROWER.

4.12           To the best of BORROWER’s knowledge, there is no statute, rule or regulation, or any judgment, decree or order of any court or agency binding on BORROWER which would be contravened in any Materially Adverse Effect by the execution and delivery of this Agreement or the Revolving Note or any of the other Loan Documents to which it is a party or by the performance of any material provision, condition, covenant or other term hereof or thereof except where such contravention would not have a Materially Adverse Effect on BORROWER.

4.13           On the date of this Agreement, BORROWER has good and marketable title to all of its properties and assets, real, personal and mixed, as reflected on the most recent consolidated balance sheet of BORROWER and GUARANTOR, and none of said properties or assets is subject to any mortgage, pledge, lien, security interest, encumbrance, charge or title retention or other security agreement or arrangement of any character whatsoever except for Permitted Liens and except as set forth on the Certification as to Liens and except where the existence of such lien would not otherwise violate Section 7.4 or Section 7.5 hereof and would also not have a Materially Adverse Effect on BORROWER.

4.14         (a)           BORROWER has timely filed all returns and information and other reports required of it under all Federal, State, local and foreign tax laws to which it is subject, except where failure to file would not have a Materially Adverse Effect on BORROWER;

(b)           all such returns and reports are true, correct and complete in all material respects;

(c)           there are not now in effect any extensions of time in which to assess additional taxes against BORROWER;

(d)           BORROWER has paid or made adequate provision for the full payment of all material fees, taxes, interest and penalties which have been incurred or are due and payable by it or which have been asserted or proposed to be asserted against it, except for those taxes being contested in good faith and by appropriate proceedings diligently pursued and for which BORROWER has established cash reserves to the satisfaction of LENDER;

(e)           the liability for taxes shown on the most current financial statements of BORROWER submitted to LENDER is sufficient for the payment of all material Federal, State, local and foreign taxes attributable or with respect to all periods, or portions thereof, prior to the date of such financial statements remaining unpaid as of such date and any interest thereon to such date; and

(f)           BORROWER is not now being audited by any tax authority nor are there pending any unresolved issues arising from prior audits, except as set forth in the most current financial statements of BORROWER submitted to LENDER.

4.15         No material action or proceeding is now pending or, to the knowledge of BORROWER is threatened, against BORROWER at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, other than claims covered by insurance that could reasonably be expected to have a Materially Adverse Effect on BORROWER.

4.16        (a)           On the date hereof, there are no collective bargaining agreements or other labor contracts covering BORROWER other than the Agreement between BORROWER and Local No. 11 affiliated with International Brotherhood of Teamsters effective through December 19, 2008.

(b)           Except as set forth in subsection (a) above, no such collective bargaining agreement or other labor contract will expire during the term of this Agreement.

(c)           To the best of BORROWER’s knowledge, no union or other labor organization is on the date hereof seeking to organize, or to be recognized as bargaining representative for, a bargaining unit of employees of BORROWER.

(d)           To the best of BORROWER’s knowledge, there is on the date hereof no pending or, threatened strike, work stoppage, material unfair labor practice claim or charge, arbitration or other material labor dispute against or affecting BORROWER or its employees which would have a Materially Adverse Effect on BORROWER.

(e)           There has not been, during the five year period prior to the date hereof, a strike, work stoppage, material unfair labor practice claim or charge, arbitration or other material labor dispute against or affecting BORROWER or any of its employees.

(f)           There are no actions, suits, charges, demands, claims, counterclaims or proceedings pending or, to the best of BORROWER’s knowledge, threatened against BORROWER, by or on behalf of, or with, its employees, other than employee grievances arising in the ordinary course of business that are not, in the aggregate, material.

4.17         No event has occurred and is continuing which would constitute an Event of Default as defined in Article VII or which, upon a lapse of time and notice, if applicable, would become such an Event of Default and no borrowing by BORROWER under this Agreement constitutes an event of default under any agreement to which BORROWER is a party.

4.18           All consolidated financial statements of BORROWER and GUARANTOR and all written information and other written data furnished by BORROWER to LENDER are complete and correct in all material respects, and such consolidated financial statements have been prepared in accordance with GAAP and fairly represent the consolidated financial condition of BORROWER and GUARANTOR as of such date subject to year-end audit adjustments in the case of interim financial statements.  Since such date no Materially Adverse Effect has occurred with respect to BORROWER. BORROWER does not have any material contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate, except as disclosed in such statements, information and data.

4.19           (a)           Neither BORROWER nor any employee benefit plan maintained by BORROWER is in violation of any of the provisions of the Employee Retirement Income Security Act of 1974, 29 U.S.C. §1001 et seq., as from time to time amended (“ERISA”) or any regulations issued thereunder by the United States Treasury Department, the Department of Labor and the Pension Benefit Guaranty Corporation, and no prohibited transaction (within the meaning of Title I of ERISA or the Internal Revenue Code of 1986, as amended (the “Code”)) has occurred and is continuing with respect to any such plan, in each instance where such violation or prohibited transaction or any liabilities resulting directly or indirectly therefrom individually or in the aggregate could reasonably be expected to have a Materially Adverse Effect on BORROWER or on the ability of BORROWER to execute this Agreement or consummate any of the transactions contemplated hereby. For purposes of this Agreement, the term “employee benefit plan” means any plan of a type described in Section 3(3) of ERISA in respect of which BORROWER is an “employer” as defined in Section 3(5) of ERISA (herein called the “Benefit Plans” or individually the “Benefit Plan”).

(b)           With respect to each such Benefit Plan and any trusts created thereunder except for matters which, in the aggregate, would not have a Materially Adverse Effect on the business of BORROWER:

(1)           all reports, forms and other information required to be filed with any government agency or to be distributed or made available to any Benefit Plan participant or beneficiary of any Benefit Plan have been filed, distributed or made available;

(2)           all Benefit Plans have been amended to the extent currently required by the applicable provisions of ERISA and the Code;

(3)           BORROWER has made all contributions required to be made with respect to each Benefit Plan;

(4)           with respect to each group health plan maintained by BORROWER, the requirements of Sections 601 through 608 of ERISA have been complied with;

(5)           no Benefit Plan and no trust thereunder has been terminated;

(6)           there has been no “reportable event”, as defined in Section 4043 of ERISA, or any “accumulated funding deficiency”;

(7)           BORROWER has not incurred any liability to the Pension Benefit Guaranty Corporation.

(c)           Neither BORROWER nor any officer, director or other employee of BORROWER, nor any “party in interest” or “disqualified person”, as such terms are defined in Section 3 of ERISA and Section 4975 of the Code, has, with respect to any Benefit Plan, engaged in or been a party to any “prohibited transaction”, as such term is defined in Section 4975 of the Code or Section 406 of ERISA, in connection with which BORROWER or any officer, director or other employee of BORROWER, or any Benefit Plan, could reasonably be expected to, directly or indirectly, be subject to either a penalty, assessed pursuant to Section 502(i) of ERISA, or a tax imposed by Section 4975 of the Code.

4.20           BORROWER is not engaged nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.  No part of the proceeds of the Revolving Loan will be used for “purchasing” or “carrying” “margin stock” as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of such Board of Governors.

4.21           GUARANTOR is indebted to SELLER under the Subordinated Seller Note in the principal amount of $2,800,000.

ARTICLE V

POSITIVE COVENANTS

BORROWER covenants and agrees that, until the full and final payment of the Liabilities, unless LENDER waives compliance in writing:

5.1           Payment of Liabilities.

(a)           BORROWER will repay the Revolving Loan, in accordance with the terms of the Revolving Note and this Agreement.

(b)           BORROWER will pay and/or perform the Letter of Credit Obligations, in accordance with the terms of the Applications and this Agreement.

(c)           Unless otherwise provided herein, BORROWER will repay LENDER’s customary service charges associated with any accounts maintained at LENDER.

(d)           BORROWER will repay all other Liabilities in accordance with the terms thereof and any note and/or notes and/or records of LENDER evidencing the same.

5.2           Preservation of Existence/Rights and Conduct of Business.   BORROWER will (a) preserve and maintain its corporate existence (provided, however, that nothing in the foregoing shall prohibit National Patent Development Corporation and/or any of its affiliates and/or any of its officers or directors from increasing its ownership interest in GUARANTOR, BORROWER’s parent), (b) maintain all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business except if no Materially Adverse Effect results from the loss of any such rights, privileges and franchises and (c) conduct its business in an orderly and regular manner.

5.3           Preservation of Assets.   BORROWER will maintain, preserve and keep its properties and assets or cause the same to be maintained, preserved and kept, in good repair, working order and condition excepting reasonable wear and tear; make or cause to be made all necessary and proper repairs, replacements and renewals thereto as shall from time to time be necessary; and make or cause to be made all necessary and proper substitutions, additions, modifications and improvements as may be necessary to preserve (a) the value of its properties and assets, (b) their usefulness to BORROWER and (c) their fitness for their intended purposes, provided that nothing in this Section shall prevent BORROWER from discontinuing the operation and maintenance of any of its properties and disposing of same if in the judgment of BORROWER such is desirable in the conduct of its business and such discontinuance and disposition do not in the aggregate have a Materially Adverse Effect on BORROWER.

5.4           Payment of Taxes.

(a)           (1)           BORROWER will pay as they become due, all taxes (or will provide adequate reserves therefor), assessments, levies and other governmental charges, by whatever name called, that may at any time be lawfully assessed or levied against or with respect to BORROWER, the Collateral or any other property acquired by BORROWER in substitution for, as a renewal or replacement of, or modification, improvement or addition to the Collateral (including, but not by way of limitation, any tax, assessment or other governmental charge which, if not paid, will become a lien or charge upon the Collateral).

(2)           BORROWER will also pay all utilities and other charges incurred in the operation, maintenance, use and upkeep of the Collateral or any part thereof.

(b)           (1)           If any lien, other than a Permitted Lien, shall be claimed which in LENDER’s reasonable commercial judgment, exercised in good faith, might create a valid obligation having priority over the rights granted to it herein and BORROWER has not established the reserve required by subsection (a)(1) above, LENDER may, on prior notice to BORROWER, pay such taxes, assessments, charges or claims, and the amount thereof, together with interest at the Default Rate, shall be added to the Liabilities hereby secured.

(2)           By its execution of this Agreement, BORROWER authorizes LENDER to reimburse itself for any of its expenses associated with the above in the manner set forth in the Authorization to Charge.

5.5           Cooperation and Further Assurances.

(a)           At any time or from time to time when in the reasonable opinion of LENDER or its counsel it shall be necessary or desirable, BORROWER will execute, acknowledge and deliver or cause to be executed, acknowledged and delivered any supplement hereto or other mortgage, document, instrument, agreement, UCC Financing Statement, invoice, bill of lading, shipping document and receipt or other writing as may reasonably be required for perfecting the liens and security interests granted to LENDER hereunder, correcting any inadequate or incorrect description of the Collateral or carrying out the intention of or facilitating the performance of any term, covenant or condition of this Agreement.

(b)           In addition to the foregoing, BORROWER hereby authorizes LENDER to at any time and from time to time, file financing statements, continuation statements and amendments that describe the Collateral as all assets of BORROWER, or include words of similar effect, and which contain any other information required by the UCC for the sufficiency, or filing office acceptance, of any financing statement, continuation statement or amendment, including whether BORROWER is an organization, the type of organization, and any organization identification number issued to BORROWER.  BORROWER agrees to furnish any such information to LENDER promptly upon request.  Any such financing statements, continuation statements or amendments may be signed by LENDER on behalf of BORROWER, and may be filed at any time in any jurisdiction.

(c)           BORROWER shall at any time and from time to time take such steps as LENDER may reasonably request for LENDER (1) to obtain an acknowledgment, in form and substance satisfactory to LENDER, from any bailee having possession of any of the Collateral that said bailee holds such Collateral for LENDER, (2) to obtain “control” of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or Electronic Chattel Paper (as such terms are defined in the UCC), with any agreements establishing control to be in form and substance satisfactory to LENDER, and (3) to otherwise to insure the continued perfection and priority of LENDER’s security interest in any of the Collateral and of the preservation of its rights therein.

(d)           Nothing contained in this Section shall be construed to narrow the scope of LENDER’s security interest in any of the Collateral, or the perfection or priority thereof, or to impair or otherwise limit any of the rights, powers, privileges or remedies of LENDER hereunder.

5.6           Reporting Requirements.

(a)           BORROWER shall maintain books and records in such detail, form and scope as being currently maintained by BORROWER.

(b)           In addition, BORROWER shall supply to LENDER from and after the Effective Date and on forms supplied by LENDER or otherwise reasonably acceptable to LENDER, the information set forth in the subsections below, it being understood that in the event that BORROWER does not supply or cause to be delivered to LENDER the information set forth below within 10 calendar days after BORROWER receives notice from LENDER that such information is past due, interest on the Revolving Loan will be calculated at the Default Rate during the time that BORROWER is not in compliance, it being further understood that LENDER’s acceptance of payment at the Default Rate does not otherwise prevent LENDER from otherwise declaring an Event of Default as a result thereof:

(1)           Advance Request/Weekly Collateral Reporting:  Not in limitation of the foregoing or of the right of LENDER to request other information in the exercise of its reasonable commercial judgment, BORROWER shall submit at the time of each request for an advance under the Revolving Loan but in no event less frequently than weekly the information contained in the Borrowing Base Certificate, such certificate to be submitted no later than Wednesday after the end of the immediately preceding week and such information to include each of the following to the extent not specifically provided for in the Borrowing Base Certificate:

(A)	all deposit tickets (including collections in the form of cash or checks).

(2)           Monthly Collateral Reporting:  Also not in limitation of the foregoing or of the right of LENDER to reasonably request other information in the exercise of its reasonable commercial judgment, BORROWER shall submit on a monthly basis the following information, to be submitted no later than 20 days after the end of each calendar month:

(A)	detailed invoice date Accounts Receivable aging, which detail individual Account Debtors’ names, addresses, amounts owed and days outstanding;

(B)	aging schedules of accounts payable;

(C)	Reconciliation Certificate, in the form attached hereto as Exhibit “C”;

(D)	Collateral Update Certificate, in the form attached hereto as Exhibit “B”, including monthly Inventory reports showing the amount of Inventory in stock and the location and cost thereof; and

(E)
reports and records of merchandise returns or disputes, discounts, advertising allowances, contraoffsets or any other offsets, volume discounts, rebate arrangements, sales of samples, “bill and hold” transactions, and any other factor which would dilute the value or reduce the amount of any Account Receivable.

(c)           Quarterly Financial Statements:  Also not in limitation of the foregoing or of the right of LENDER to reasonably request other information in the exercise of its reasonable commercial judgment, BORROWER shall, so long as any of the Liabilities remains outstanding (unless LENDER otherwise consents in writing), deliver to LENDER as soon as available and in any event within 50 days after the end of each of the first three fiscal quarters of BORROWER’s fiscal year, each of the following:

(1)           financial statements prepared internally by management substantially in the same form (except for notes to the financial statements) as required for GUARANTOR’s consolidated annual financial statements with BORROWER and showing on a consolidated basis the assets and liabilities of GUARANTOR and BORROWER as at the end of said fiscal quarter and the results of their consolidated operations during said fiscal quarter, prepared in accordance with GAAP, all in reasonable detail and in each case duly certified in the form attached hereto as Exhibit “D” by the principal financial officer of BORROWER as having been prepared in accordance with GAAP and being correct and complete in all material respects subject only to year end adjustments, it being understood that, to the extent that GUARANTOR’s quarterly report on Form 10-Q contains any of the foregoing items, LENDER will accept GUARANTOR’s report on Form 10-Q in lieu of such items;

(2)           a certificate of said officer in the form attached hereto as Exhibit “E” (i) stating that such officer does not have any knowledge that an Event of Default (or an event which, with notice or the lapse of time or both, would constitute an Event of Default) exists or, if an Event of Default (or such other event) does exist, a statement as to the nature thereof and the actions which BORROWER proposes to take with respect thereto, and (ii) showing calculations in reasonable detail of BORROWER’s compliance at and as of the end of each such fiscal quarter, with each financial ratio and requirement of Article V and Article VI of this Agreement.

(d)           Annual Financial Statements:  Not in limitation of the foregoing or of the right of LENDER to reasonably request other information in the exercise of its reasonable commercial judgment, BORROWER shall, so long as any of the Liabilities remains outstanding (unless LENDER otherwise consents in writing), deliver to LENDER as soon as available and in any event within 105 days after the end of each fiscal year of BORROWER, each of the following:

(1)           an annual audit report for such year for GUARANTOR, including (A) on a consolidated basis with BORROWER, their balance sheet and statements of operations, their cash flows and changes in stockholders’ equity for such fiscal year, setting forth in comparative form the corresponding figures for the preceding fiscal year, prepared in accordance with GAAP and all in reasonable detail and in each case duly certified by independent certified public accountants of recognized standing acceptable to LENDER (BORROWER’s current accountants Eisner LLP being acceptable to LENDER on the date hereof), and (B) on a consolidating basis for GUARANTOR and BORROWER, their balance sheet and statement of operations, all in reasonable detail and duly certified in the form attached hereto as Exhibit “D” by the principal financial officer of BORROWER as having been prepared in accordance with GAAP and being correct and complete in all material respects, it being understood that, to the extent that GUARANTOR’s annual report on Form 10-K contains any of the foregoing items, LENDER will accept GUARANTOR’s report on Form 10-K in lieu of such items;

(2)           a copy of the management letter, if any, issued by such accounting firm to BORROWER; and

(3)           a certificate of said accounting firm  stating that, in the course of auditing and reporting on the financial statements of BORROWER for such fiscal year, they obtained no knowledge that BORROWER failed to comply with the terms, covenants, provisions or conditions of Article V or Article VI hereof insofar as such Articles relate to accounting matters or, if such accountants shall have obtained knowledge of such failure, they shall disclose the failure in such statement; and

(4)           a certificate of the chief financial officer of BORROWER in the form attached hereto as Exhibit “E” (A) stating that such officer does not have any knowledge that an Event of Default (or an event which, with notice or the lapse of time or both, would constitute an Event of Default) exists, or, if an Event of Default (or such other event) does exist, a statement of the nature thereof and the actions which BORROWER proposes to take with respect thereto and (B) showing calculations in reasonable detail of BORROWER’s compliance at and as of the end of each such fiscal year with each financial ratio and requirement of Article V and Article VI of this Agreement.

(e)           Annual Tax Returns:  BORROWER hereby covenants to furnish to LENDER, no later than the date upon which such tax return may be timely filed, a true copy of the tax return of BORROWER as filed with the Internal Revenue Service.

(f)           Annual Projections:  Not in limitation of the foregoing or of the right of LENDER to request other information, BORROWER shall, so long as any of the Liabilities remains outstanding (unless LENDER otherwise consents in writing), deliver to LENDER as soon as available and in any event prior to the end of each of its fiscal years, consolidated projections for BORROWER and GUARANTOR for the immediately upcoming fiscal year, prepared on an annual basis, and including balance sheet, profit and loss and cash flow and in form acceptable to LENDER.

(g)           Notice of Default: BORROWER hereby covenants to furnish to LENDER as soon as possible and in any event within three days after it becomes aware of the occurrence of each Event of Default (or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default) the written statement of the chief financial officer of BORROWER setting forth details of such Event of Default (or such other event) and the action which BORROWER proposes to take with respect thereto.

(h)           Notice of Adverse Condition:  BORROWER hereby covenants to furnish to LENDER as soon as possible the written statement of the chief financial officer of BORROWER setting forth details of any action, event or condition of any nature of which BORROWER is aware, which may reasonably be expected to have a Materially Adverse Effect on BORROWER or the value of the Collateral or the liens and security interests granted to LENDER herein and the action which BORROWER proposes to take with respect thereto.

(i)           Notice of Litigation:  BORROWER will notify LENDER in writing within a reasonable time (which shall in no event exceed ten business days after BORROWER’s knowledge) of the commencement or threat of any litigation against BORROWER which, if determined adversely to it, would result in its dissolution or liquidation, prevent or materially impair it from conducting its business substantially as now conducted, prevent or materially impair BORROWER from repaying the Revolving Loan and the other Liabilities or prevent or materially impair BORROWER from otherwise faithfully performing its obligations under this Agreement or result in a Materially Adverse Effect  on BORROWER.  Without intending to limit the generality of the foregoing, any litigation which seeks monetary damages (whether compensatory or punitive) from BORROWER in an aggregate amount in excess of $150,000.00 which is not covered by insurance shall be deemed to constitute litigation of a character which must be reported to LENDER, provided, however, that this sentence shall not constitute a presumption that litigation in excess of $150,000 would result in a Materially Adverse Effect on BORROWER.

(j)           Other Information:  BORROWER will promptly after a written request therefor provide LENDER with: (1) such other information regarding the Collateral (including, without limitation, Accounts Receivable and Inventory) or any Collateral Proceeds and the business, affairs and condition of BORROWER (including, without limitation, projections) as LENDER may reasonably request from time to time, and (2) such other financial data or information evidencing compliance with the requirements of this Agreement, the Revolving Note and the other Loan Documents, as LENDER may reasonably request from time to time.

5.7           Compliance with Laws.   BORROWER will at all times comply with, or cause to be complied with, all laws, statutes, rules, regulations, orders and directions of any governmental authority having jurisdiction over it and its business except for non-compliance that would not have singly or in the aggregate have a Materially Adverse Effect on BORROWER.

5.8           Insurance.

(a)           BORROWER shall maintain insurance coverage as follows:

(1)           Casualty Insurance:  At BORROWER’s expense, an original policy or policies of insurance issued by financially sound and reputable insurer or insurers satisfactory to LENDER (in the exercise of its reasonable commercial judgment) insuring BORROWER’s machinery, equipment, fixtures and personal property against such perils and on such terms and in such amounts as is customarily maintained by similar businesses.  Without limiting the generality of the foregoing, said insurance shall in no event be less than that amount necessary to prevent BORROWER and LENDER from being deemed co-insurers under applicable law (and in no event less than the replacement value of the property insured) and shall insure against the hazards of fire, extended coverage, vandalism, malicious mischief and sprinkler leakage and shall name LENDER as mortgagee and loss payee, as its interests may appear.  Such policy shall contain a 30 day notice of cancellation and non-renewal provision.

(2)           Liability Insurance:  At BORROWER’s expense, an original policy or policies of liability insurance issued by financially sound and reputable insurer or insurers satisfactory to LENDER (in the exercise of its reasonable commercial judgment) and in amounts not less than $1,000,000/$3,000,000.  Such policy shall name LENDER as an additional insured, as its interests may appear, and shall contain a 30 day notice of cancellation and non-renewal provision.

(b)           Certificates evidencing the coverage afforded under BORROWER’s policies of insurance and, if requested, copies of all policies are to be delivered to LENDER.

(c)           If BORROWER fails to take the action called for herein, LENDER may, in its discretion upon 10 days prior notice to BORROWER or such shorter period as may be necessary to prevent a gap in insurance protection and coverage, obtain insurance covering LENDER’s interest in the Collateral and the amount of the premium for said insurance, together with per annum interest at the Default Rate, shall be added to the Liabilities and the repayment thereof shall be secured by the Collateral.

(d)           All rights to insurance proceeds are hereby assigned to LENDER to the extent of the unpaid Liabilities.

(e)           Unless otherwise agreed in writing, LENDER shall have the sole right, in its own name or in BORROWER’s name, to file claims under any insurance policies, to receive and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

(f)           BORROWER shall have no claim against insurance proceeds until all of the Liabilities are paid in full. LENDER shall not be responsible for any failure to collect any insurance proceeds, regardless of the cause of such failure.  Nothing herein shall in any way affect LENDER’s lien against the Collateral or the liability of any person responsible for the payment of the balance of the Liabilities.

(g)           In the event the Collateral or any part thereof shall be damaged or destroyed, LENDER, at its election, may (1) apply the insurance proceeds or any part thereof to the payment of the Liabilities, whether the indebtedness be matured or not, (2) use the same or any part thereof to fulfill any of the covenants contained herein or in the other Loan Documents as LENDER may determine, (3) use the same or any part thereof to replace or restore the Collateral to the extent satisfactory to LENDER, or (4) release the same to BORROWER.

(h)           BORROWER agrees that in the event that the Collateral or any part thereof shall be damaged or partially or totally destroyed there shall be no abatement or reduction in the amounts payable hereunder and BORROWER shall continue to be obligated to make such payments.

(i)           Any monies released by LENDER to BORROWER or paid or applied on the cost of replacement or restoration shall in no event be deemed a payment on any of the Liabilities.

(j)           Anything to the contrary herein contained notwithstanding, any proceeds paid over to LENDER and not used for replacement or restoration shall be applied to pay accrued interest and any other sums then due and owing to LENDER, and any excess shall be paid over to BORROWER.

5.9           No Disposal of Collateral.

(a)           BORROWER will safeguard, protect and hold all the Collateral for LENDER’s account and make no disposition thereof except in the regular course of business as hereinafter provided in this Section.

(b)           Until LENDER shall have given written notice to BORROWER that an Event of Default has occurred and is continuing, BORROWER may make Permitted Asset Dispositions and any Inventory which may from time to time remain in possession or control of BORROWER or any third party may be sold and shipped to customers in the ordinary course of business, on open account and on terms not exceeding the terms currently extended.  LENDER shall have the right to withdraw this permission at any time by written notice to BORROWER after an Event of Default has occurred and is continuing, in which event no further disposition shall be made of the Collateral without LENDER’s written approval.

(c)           The rights given BORROWER in subsection (b) above to transfer Inventory are expressly conditioned upon BORROWER’s forthwith transferring, assigning, endorsing, delivering and turning over to LENDER all Collateral Proceeds, or causing all such Collateral Proceeds to be forthwith transferred, assigned, endorsed, delivered and turned over to LENDER, by deposit into one or more Blocked Accounts and/or such other place designated by LENDER (all as more fully set forth in Section 2.5 above).

(d)           Upon the sale, lease, transfer, exchange, or other disposition of the Collateral, the security interests and liens created and provided for herein shall without break in continuity and without further formality or act continue in and attach to the instruments for the payment of money, Accounts Receivable, Contract Rights, documents of title, shipping documents, Chattel Paper and all other cash and non-cash Proceeds of such sale, lease, transfer, exchange or disposition, including Collateral returned or rejected by customers or repossessed by LENDER.  As to any such sale, lease, transfer, exchange or disposition, LENDER shall have all of the rights of an unpaid seller, including stoppage in transit, replevin and reclamation.

5.10           LENDER’s Power to Endorse Checks and Drafts.  For purposes of implementing this Agreement and also for purposes of paying and satisfying the Liabilities, BORROWER hereby designates LENDER or LENDER’s representative as its attorney-in-fact with power to endorse its name upon any acceptances, cash equivalents, checks, drafts, money orders, notes, instruments for the payment of money and other evidences of payment or Collateral that may come into LENDER’s possession.  BORROWER also designates LENDER or LENDER’s representative as its attorney-in-fact to sign BORROWER’s name on any invoice or bill of lading relating to any of the Accounts Receivable, drafts against Account Debtors, and assignments and verifications of Accounts Receivable to any Account Debtor and to do all other acts and things necessary to carry out this Agreement.  All acts of said attorney or designee are hereby ratified and approved. This power is coupled with an interest and is irrevocable while any of the Liabilities remains unpaid.  As it relates for to action taken by LENDER or LENDER’s representative while acting as the aforesaid attorney-in-fact, neither LENDER nor LENDER’s representative shall itself, nor shall its respective directors, managers, officers, employees or agents, be liable or responsible, directly or indirectly, to the other for any action taken, or omitted to be taken by it in good faith, or for the consequences of any oversight or error of judgment on its part occurring in good faith, unless the taking of, or omitting to take, such action, or such oversight or error in judgment by such party or its directors, managers, officers, employees or agents, constitutes gross negligence or willful misconduct.

5.11           Verification of Accounts Receivable.

(a)           LENDER shall have the right at BORROWER’s expense but no more frequently than quarterly (unless an Event of Default has occurred and is continuing) to obtain verifications from Account Debtors relating to the amount and validity of any Account Receivable.

(b)           Unless an Event of Default has occurred, there shall be no verification expense payable to LENDER. If an Event of Default has occurred, there shall be no limit on LENDER’s right to reimbursement of actual verification expense.

(c)           By its execution of this Agreement, BORROWER authorizes LENDER to reimburse itself for any of its expenses associated with subsection (b) above in the manner set forth in the Authorization to Charge.

(d)           Any verifications prepared or conducted by BORROWER or its accountants shall be supplied to LENDER.

5.12           Permitted Access to Inspect Collateral and Records.

(a)           LENDER shall have full access during normal business hours to, and the right, through its officers, agents, attorneys or accountants and at BORROWER’s expense to:  examine, check, inspect and make abstracts and copies from BORROWER’s books, accounts, orders, records, audits, correspondence, and all other papers; confirm and verify all Accounts Receivable and the other Collateral; enter upon BORROWER’s premises during business hours and from time to time, for the purpose of examining BORROWER’s records concerning the Collateral and for inspecting the Collateral and any and all records. So long as no Event of Default has occurred and is continuing, LENDER’s access shall be upon reasonable request and upon prior notice to BORROWER, provided, however, that nothing in the foregoing shall operate to limit or diminish LENDER’s right to examine BORROWER’s records concerning the Collateral and for inspecting the Collateral and any and all records relating thereto.

(b)           BORROWER will reimburse LENDER for all of its examination fees incurred by LENDER pursuant to the exercise of its rights under this Section.

(c)           Unless an Event of Default has occurred, this reimbursement shall be paid at the rate of $850 per man day, plus expenses, with a maximum of $15,000 being paid in any one calendar year.  If an Event of Default has occurred, there shall be no limit on LENDER’s right to reimbursement.

(d)           By its execution of this Agreement, BORROWER authorizes LENDER to reimburse itself for any of its expenses associated with the above in the manner set forth in the Authorization to Charge.

5.13           Collateral Management Fee.

(a)           In order to compensate LENDER for its expenses in monitoring, reviewing and analyzing BORROWER’s records, financial statements and Collateral, BORROWER will pay LENDER an annual Collateral Management Fee of $50,000 each year (with no adjustment if the Revolving Loan is paid in full or reduced during the year for which payment was made), with the first such annual fee to be paid on the Effective Date and thereafter paid on each anniversary of the Effective Date. The aforementioned Collateral Management Fee shall be considered earned on July 1 of each year that this Agreement is in effect (commencing with the Effective Date), but payment for the applicable year may be made in monthly installments, each in the amount of  $4,167, commencing on August 1, 2008. Notwithstanding the foregoing, if an Event of Default occurs or if this Agreement is otherwise terminated, the unpaid balance of the Collateral Management Fee for the applicable year shall be accelerated and become immediately due and owing.

(b)           By its execution of this Agreement, BORROWER authorizes LENDER to reimburse itself for any of its expenses associated with the above in the manner set forth in the Authorization to Charge.

5.14           Operating Accounts.   BORROWER will maintain its primary operating account(s) at any entity which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, LENDER, it being understood and agreed that all such accounts are agreed to be Deposit Accounts for purposes of this Agreement and shall be subject to a Blocked Account agreement to the extent required by LENDER.

5.15           Disclosure of Certain Information.   Upon request by LENDER, BORROWER agrees to authorize and direct all accountants and auditors employed by it at any time during the term of this Agreement to exhibit and deliver to LENDER copies of any of its financial statements, trial balances or other accounting records of any sort in their possession, and to disclose to LENDER any information they may have concerning its financial status and business operations.

5.16           Warranties relating to Accounts Receivable and Inventory.

(a)           Except as may otherwise be specifically provided as to a particular Account, invoice or other writing, BORROWER warrants that as to each Account against which LENDER has made or is making an Advance that each such Account is an Eligible Receivable.

(b)           Except as may otherwise be specifically provided as to particular Inventory, BORROWER warrants that as to all Inventory against which LENDER has made or is making an Advance that such Inventory is Eligible Inventory.

5.17           If any of the Accounts Receivable includes a charge for any tax payable to any governmental tax authority, LENDER is hereby authorized in LENDER’s reasonable discretion, to pay the amount thereof to the proper taxing authority for BORROWER’s account and to charge the amount of such tax against a specially designated demand deposit account of BORROWER at LENDER or, in the absence of such designation or in the event that there are insufficient funds in such designated account, then to any demand deposit account of BORROWER at LENDER as of each due date. In the event that there are insufficient funds in any such account on any applicable payment due date, then LENDER is hereby authorized to effect payment by charge against the Revolving Loan by increasing the principal balance of the Revolving Loan as though an Advance were taken by BORROWER against the Revolving Loan in the amount of any payment effected by LENDER. BORROWER shall notify LENDER if any Accounts Receivable include any tax due to any such taxing authority, and in the absence of notice to LENDER, LENDER shall have the right to retain the full proceeds of such Accounts Receivable, and shall not be liable for any taxes that may be due from BORROWER by reason of the sale and delivery creating such Accounts Receivable.

5.18           Guaranty/Subordination Agreement.

(a)           BORROWER will obtain the Guaranty of GUARANTOR required by this Agreement.

(b)           BORROWER will obtain the Subordination Agreement required by this Agreement so as to postpone the payment of the “Claims” specified in the Subordination Agreement to the extent specified therein.

5.19           Minimum Tangible Net Worth.

(a)           As at March 31, 2008 and continuing at all times thereafter, BORROWER shall maintain its Tangible Net Worth at a minimum of $7,000,000.

(b)           For purposes of this covenant and Section 5.20, “Tangible Net Worth” shall be determined by the following formula:
the sum on a consolidated basis of the par value of the capital stock of GUARANTOR and BORROWER plus paid-in capital +/- surplus/deficit (excluding any surplus or deficit representing the cumulative income statement component of any change in valuation arising under the Master Agreement) + debt whose payment is subordinated to the prior payment of the Liabilities (the category “Other Comprehensive Income or Loss” to the extent that it relates to any value created by the Master Agreement to be excluded from this calculation)

less

the sum on a consolidated basis of treasury stock of GUARANTOR and BORROWER + unamortized debt discount and expense + book value of good will (excluding, however, any negative good will) + book value of trademarks + book value of tradenames + book value of patents + deferred charges + book value of intangible assets + all indebtedness due from BORROWER’s officers or shareholders (provided, however, that the effect of negative goodwill on the consolidated income statement and balance sheet of GUARANTOR and BORROWER shall be excluded)

(c)           Compliance with this Section will be tested annually and quarterly by reference to (and use of the consolidated sums contained in) the consolidated annual and quarterly financial statements of GUARANTOR and BORROWER required to be submitted pursuant to Section 5.6 above and by using GAAP.

(d)           Although compliance with this Section will be tested annually and quarterly as aforesaid, nothing in the foregoing shall prevent LENDER from determining that this covenant has been violated prior to LENDER’s receipt of any of the aforementioned financial statements in the event LENDER obtains actual knowledge that BORROWER is not in compliance with this covenant.

5.20           Total Debt to Tangible Net Worth.

(a)           As at December 31, 2007, and as at each fiscal year end thereafter, BORROWER shall maintain the ratio of its Total Debt to Tangible Net Worth at no more than 6.0 to 1.0.

(b)           For purposes of this covenant, “Total Debt” shall include all amounts owed by BORROWER which are properly reflected on its balance sheet as short or long term, including all amounts owed by BORROWER to LENDER but excluding any debt whose payment has been subordinated to the prior payment of the Liabilities. For purposes of this covenant, Tangible Net Worth shall have the meaning given that term in Section 5.19(b) above.

(c)           Compliance with this Section will be tested annually by reference to (and use of the consolidated sums contained in) the annual consolidated financial statements of GUARANTOR and BORROWER required to be submitted pursuant to Section 5.6 above and by using GAAP.

(d)           Although compliance with this Section will be tested annually as aforesaid, nothing in the foregoing shall prevent LENDER from determining that this covenant has been violated prior to LENDER’s receipt of any of the aforementioned financial statements in the event LENDER obtains actual knowledge that BORROWER is not in compliance with this covenant.

5.21           Fixed Charge Coverage:

(a)           As at March 31, 2008 and continuing at all times thereafter, BORROWER must maintain its “Fixed Charge Coverage” at a ratio (the “Fixed Charge Coverage Ratio”) equal to or greater than 1.0 to 1.0.

(b)           Compliance with this Section will be tested quarterly and annually, using a rolling 12 month basis, by reference to (and use of the consolidated sums contained in) the annual and quarterly financial statements of GUARANTOR and BORROWER required to be submitted pursuant to Section 5.6 above and by using GAAP.

(c)           (1)           For purposes of this covenant, “Fixed Charge Coverage Ratio” shall be calculated as follows:

the consolidated earnings of GUARANTOR and BORROWER before interest, taxes, depreciation and amortization and before the income statement component of any change in valuation arising under the Master Agreement
PLUS non-cash charges related to any equity instruments (common stock, options and warrants) issued to any employee, director, or consultant,
LESS “Unfunded Capital Expenditures”,

LESS cash payment of income tax liabilities
LESS cash distributions to stockholders
LESS all scheduled principal payments paid as allowed by the Subordinated Seller Note

--divided by--

interest expense PLUS the current maturities of
long term debt as reported in the consolidated annual financial statements of GUARANTOR and BORROWER for its fiscal year immediately preceding the applicable test period
PLUS current maturities of Capital Lease Obligations as reported in the consolidated  annual financial statements of GUARANTOR and BORROWER for its fiscal year immediately preceding the applicable test period

(2)           For purposes of this covenant, “Unfunded Capital Expenditures” means BORROWER’s Capital Expenditures minus any loans and/or leases incurred in financing any such Capital Expenditures.

(3)           For purposes of this covenant, “Capital Expenditures” means any expenditures (including deposits, and Capitalized Lease Obligations based upon the present value of all future payments) for assets which the purchaser contemplates will be used or usable in fiscal years subsequent to the year of acquisition, all computed in accordance with GAAP.

(4)           For purposes of this covenant, a “Capitalized Lease Obligation” means an obligation to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or personal property which obligation is required to be classified and accounted for as a capital lease on a balance sheet prepared in accordance with GAAP, and for purposes hereof the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

(d)           Although compliance with this Section will be tested quarterly and annually as aforesaid, nothing in the foregoing shall prevent LENDER from determining that this covenant has been violated prior to LENDER’s receipt of any of the aforementioned financial statements in the event LENDER obtains actual knowledge that BORROWER is not in compliance with this covenant.

5.22           Inventory Appraisals:   On a frequency requested by LENDER but in no event more frequently than once a year unless an Event of Default has occurred, BORROWER shall provide LENDER at BORROWER’s expense an appraisal of BORROWER’s Inventory prepared by an appraiser and on a basis acceptable to LENDER and otherwise in form and substance satisfactory to LENDER.

5.23           Landlord’s Consents.

(a)           BORROWER will obtain Landlord’s Consents for its East Hanover (NJ), Newington (CN), Brooklyn (NY) and Morristown (NJ) Collateral Locations set forth on Exhibit B no later than July 31, 2008, in form and substance acceptable to LENDER. In the event that despite BORROWER’s best commercial efforts BORROWER is unable to deliver to LENDER any such required Landlord’s Consent by such date, LENDER will forbear from requiring such Landlord’s Consent upon the condition that (1) BORROWER shall, with the submission of each monthly Borrowing Base Certificate, provide evidence to LENDER that all rent payments made by BORROWER to the owner or owners of the Collateral Locations are current as of the first day of the month in which the Borrower Base Certificate is presented and (2) BORROWER’s availability to borrow under the Lending Formula is reduced by an amount equal to 3-months rent for any Collateral Location for which a Landlord’s Consent is not obtained.  BORROWER’s failure to provide LENDER with proof of any such rent payment or to comply with the Lending Formula as modified as aforesaid will be an Event of Default hereunder.

(b)           BORROWER will also obtain Landlord’s Consents for any Collateral Location in existence after the date hereof and LENDER’s consent to any such new Collateral Location is conditioned location upon BORROWER’s obtaining such Landlord’s Consents in form and substance acceptable to LENDER.

ARTICLE VI

NEGATIVE COVENANTS

BORROWER covenants and agrees, that until the full and final payment of the Liabilities, unless LENDER waives compliance in writing:

6.1           Change in Location: BORROWER will not (a) change the location of its chief executive office or where its books and records are maintained or (b) change the names currently used by it for billing or other business purposes or (c) change or add to any Collateral Locations unless in each case above (i) BORROWER shall have given LENDER 30 days written notice of such change and (ii) LENDER shall have received such instruments or documents as LENDER may reasonably request so that such change will not impair or negatively affect the security interests granted to LENDER hereunder.

6.2           Changes in Business:  Except as permitted by the proviso set forth in Section 5.2 hereof, BORROWER will not (a) make any material change in its business or in the nature of its operation, or (b) liquidate or dissolve itself (or suffer any liquidation or dissolution) or (c) convey, sell, lease, assign, transfer or otherwise dispose of any of its property, assets or business except sales of Inventory or other Collateral in the ordinary course of business and for a fair consideration and Permitted Asset Dispositions or (d) dispose of any shares of stock or any indebtedness of a third party, whether now owned or hereafter acquired (provided, however, that nothing in the foregoing shall prohibit National Patent Development Corporation and/or any of its affiliates and/or any of its officers or directors from increasing its ownership interest in GUARANTOR, BORROWER’s parent), or (e) discount, sell, pledge, hypothecate or otherwise dispose of Accounts Receivable.

6.3           Dissolution, Mergers, Acquisitions, Formation of Subsidiaries:   BORROWER will (a) not dissolve or otherwise dispose of all or a substantial part of its assets, (b) not consolidate with or merge into another corporation or entity permit one or more other corporations or entities to consolidate with or merge into it (whether or not BORROWER or any Subsidiary is the surviving entity) except that GUARANTOR may merge with and into BORROWER so long as BORROWER is the survivor, (c) not acquire all or substantially all of the assets or any of the capital stock of any corporation or other entity and (d) not form or create or acquire any Subsidiary.

6.4           Liens: Except for Permitted Liens or as disclosed in the Certification as to Liens, BORROWER will not suffer to exist any lien, encumbrance, mortgage or security interest on property on which a lien has been given to LENDER pursuant to this Agreement or any of the other Loan Documents.

6.5           Indebtedness:  BORROWER will not create, incur, permit to exist or have outstanding any indebtedness, except:

(a)           indebtedness of BORROWER to LENDER under this Agreement and the Revolving Note;

(b)           accrued taxes, assessments and governmental charges not yet due and payable, non-interest bearing accounts payable and accrued liabilities, and non-interest bearing deferred liabilities other than for borrowed money (e.g., deferred compensation and deferred taxes), in each case incurred and continuing in the ordinary course of business;

(c)           Permitted Purchase Money Debt and Capitalized Lease Obligations (as defined below in this Article), in each case incurred only if, after giving effect thereto, the limit on Capital Expenditures set forth in this Article would not be breached;

(d)           debt under the Subordination Agreement;

(e)           operating expenses incurred in the ordinary course of business so long as payment thereof is not past due unless being contested in good faith; and

(f)           indebtedness related to surety, appeal or performance bonds or obligations of a like nature.

6.6           Guaranties:

(a)           BORROWER will not assume, endorse, be or become liable for, or guarantee, the obligations of any person or entity, except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business and except for any such guarantees in an aggregate maximum amount outstanding at any one time of $50,000.

(b)           For the purposes hereof, the term “guarantee” shall include any agreement, whether such agreement is on a contingency or otherwise, to purchase, repurchase or otherwise acquire indebtedness of any other person or entity, or to purchase, sell or lease, as lessee or lessor, property or services, in any such case primarily for the purpose of enabling another person to make payment of any indebtedness, or to make any payment (whether as an advance, capital contribution, purchase of an equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with the indebtedness of another person or entity, or to supply funds to or in any manner invest in another person or entity in connection with the indebtedness of such person or entity.

6.7           ERISA:

(a)           BORROWER will not permit the occurrence of any Termination Event under ERISA, or the occurrence of a termination or partial termination of a Defined Contribution Plan which would result in a liability to BORROWER or any Subsidiary in excess of $150,000.

(b)           BORROWER will not engage, or permit BORROWER or any Subsidiary to engage, in any prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code, for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Internal Revenue Code is imposed in excess of $150,000.

(c)           BORROWER will not engage or permit BORROWER or any Subsidiary to engage, in any breach of fiduciary duty under Part 4 of Title I of ERISA; or

(d)           BORROWER will not permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to BORROWER or any Subsidiary individually or together with all similar liabilities and increases, is material to BORROWER or any Subsidiary; or

(e)           BORROWER will not fail, or permit BORROWER or any Subsidiary to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Internal Revenue Code and all other applicable laws and the regulations and interpretations thereof.

6.8           Compromise of Claims: BORROWER will not compromise, settle or adjust any claims which are part of or which affect the Collateral except in the ordinary course of business.

6.9           Bank Accounts: BORROWER will not establish any deposit or other bank account with any financial institution unless such account is approved in writing by LENDER.

6.10           Subordinated Debt:

(a)           BORROWER will not amend or change, or consent to any amendment or change, with respect to, the Subordination Agreement or any other document evidencing or securing the debt subordinated thereby.

(b)           BORROWER will not directly or indirectly, make any principal payment or distribution of or on account of any debt subordinated by the Subordinated Debt except to the extent expressly allowed in the Subordination Agreement.

6.11           Loans and Investments:  BORROWER will not make loans or advances or make or suffer to exist, any investment in any person or entity, including, without limitation, any loans to or investments in GUARANTOR or any shareholder, director, officer or employee of BORROWER or GUARANTOR, provided however, that notwithstanding the foregoing, BORROWER may make investments in:

(a)	obligations issued or guaranteed by the United States of America;

(b)
certificates of deposit, bankers acceptances and other “money market instruments” issued by any bank or trust company organized under the laws of the United States of America or any State thereof and having capital and surplus in an aggregate amount of not less than $100,000,000;

(c)	open market commercial paper bearing the highest credit rating issued by Standard & Poor’s Corporation or by another nationally recognized credit rating agency;

(d)
repurchase agreements entered into with any bank or trust company organized under the laws of the United States of America or any State thereof and having capital and surplus in an aggregate amount of not less than $100,000,000 relating to United States of America government obligations;

(e)	shares of “money market funds”, each having net assets of not less than $100,000,000; and

(f)	any other investments in a maximum aggregate amount of $100,000 or less.

in each case maturing or being due or payable in full not more than 365 days after BORROWER’s acquisition thereof.

6.12           Fiscal Year: BORROWER will not change its fiscal year without the prior written consent of LENDER, which consent shall not be unreasonably withheld.

6.13           Amendment of Corporate Documents: BORROWER will not modify, amend, supplement or terminate, or agree to modify, amend, supplement or terminate, its certificate of incorporation or by-laws except for amendments that would not adversely affect any Liabilities, any Collateral, any rights or remedies of LENDER hereunder or the ability of BORROWER to perform its obligations, or conduct its business as previously conducted.

6.14           No Year-to-Date Net Loss in Excess of $300,000:

(a)           BORROWER will not suffer a year-to-date Net Loss (as determined by GAAP) of $300,000 or more in any fiscal year. In determining BORROWER’s compliance with this covenant, BORROWER’s earnings shall be increased by non-cash charges related to any equity instruments (common stock, options and warrants) issued to any employee, director, or consultant of BORROWER.

(b)           LENDER will determine compliance with this Section on a quarterly basis (commencing with the fiscal quarter ending March 31, 2008) using the consolidated financial information of GUARANTOR and BORROWER required to be submitted by BORROWER under this Agreement and by using GAAP.

(c)           Although compliance with this Section will be tested quarterly as aforesaid, nothing in the foregoing shall prevent LENDER from determining that this covenant has been violated prior to LENDER’s receipt of any of the aforementioned financial statements in the event LENDER obtains actual knowledge that BORROWER is not in compliance with this covenant.

6.15           Losses in Any Two Consecutive Fiscal Quarters:

(a)           BORROWER will not suffer a Net Loss (as determined by GAAP) for any two consecutive fiscal quarters. In determining BORROWER’s compliance with this covenant, BORROWER’s earnings shall be increased by non-cash charges related to any equity instruments (common stock, options and warrants) issued to any employee, director, or consultant of BORROWER.

(b)           LENDER will determine compliance with this Section on a quarterly basis (commencing with the fiscal quarter ending March 31, 2008) using the consolidated financial information of GUARANTOR and BORROWER required to be submitted by BORROWER under this Agreement and by using GAAP.

(c)           Although compliance with this Section will be tested quarterly as aforesaid, nothing in the foregoing shall prevent LENDER from determining that this covenant has been violated prior to LENDER’s receipt of any of the aforementioned financial statements in the event LENDER obtains actual knowledge that BORROWER is not in compliance with this covenant.

6.16           Capital Expenditures:

(a)           BORROWER will not in any fiscal year incur Capital Expenditures in an amount exceeding $1,000,000  plus a sum equal to (i) insurance proceeds utilized to replace or repair Collateral damaged or destroyed and (ii) the lesser of (A) $500,000 or (B) the net amount received by BORROWER from the sale of its capital stock or other equity contribution received by BORROWER.

(b)           For purposes of this covenant, the term “Capital Expenditures” shall have the meaning given that term in Section 5.21.

(c)           LENDER will determine compliance with this Section on an annual basis (commencing with the fiscal year ending December 31, 2008) using the consolidated financial information required to be submitted by BORROWER under this Agreement and by using GAAP.

(d)           Although compliance with this Section will be tested annually as aforesaid, nothing in the foregoing shall prevent LENDER from determining that this covenant has been violated prior to LENDER’s receipt of any of the aforementioned financial statements in the event LENDER obtains actual knowledge that BORROWER is not in compliance with this covenant.

6.17           Margin Securities:  BORROWER will not own, purchase or acquire (or enter into any contract to purchase or acquire) any “margin security” as defined by any regulation of the Board of Governors as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, LENDER is to have received an opinion of counsel satisfactory to LENDER to the effect that such purchase or acquisition will not cause this Agreement to violate Regulations G or U or any other regulation of the Board of Governors then in effect.

ARTICLE VII

EVENTS OF DEFAULT

Regardless of the terms of any of the other Loan Documents, the occurrence of any of the following events shall be deemed an event of default (an “Event of Default”) hereunder:

7.1           (a)           BORROWER shall fail to pay on its due date any interest or principal or premium due on the Revolving Loan or the Revolving Note;

(b)           BORROWER shall fail to pay to LENDER after demand therefor any amount drawn under any Letter of Credit, or interest thereon or fees therefor or any of the other Letter of Credit Obligations;

(c)           BORROWER shall fail to pay within 10 days of its due date any other payment due under this Agreement;

7.2           BORROWER shall fail to perform or observe any covenant of BORROWER contained in Section 5.6, Section 5.18, Section 5.19, Section 5.20 or Section 5.21 or Article VI of this Agreement;

7.3           (a)          any representation or warranty herein or in any of the other Loan Documents or in connection with any transaction contemplated hereby or thereby shall prove to have been false or misleading in any material respect when made, or if of a continuing nature, becomes materially false;

(b)          to the extent that any aforementioned representation is made to the best of the information, knowledge or belief of BORROWER but the underlying representation is nonetheless false or misleading in any material respect, an Event of Default will be deemed to have occurred hereunder if BORROWER fails to make correct the underlying representation 30 Business Days after notice from LENDER to do so;

7.4           (a)          LENDER shall fail to have a legal, valid and binding first lien on the Accounts Receivable and Inventory;

(b)          Except for Permitted Liens and except as may be set forth on the Certification as to Liens, LENDER shall fail to have a legal, valid and binding first lien on any of the other Collateral;

7.5           (a)          any consensual lien or encumbrance or any security interest, perfected or otherwise, other than the security interests specifically provided for or permitted hereunder, shall be created in the Collateral;

(b)           any non-consensual lien, including but not limited to any judgment against BORROWER or GUARANTOR, becomes an encumbrance against BORROWER’s Accounts or Inventory and BORROWER does not remove or discharge such lien within 10 days after notice from LENDER to do so;

(c)           any non-consensual lien, including but not limited to any judgment against BORROWER or GUARANTOR in any amount in excess of $50,000 becomes an encumbrance against any of the other Collateral and BORROWER does not remove or discharge such lien within 30 days after notice from LENDER to do so;

7.6           BORROWER or GUARANTOR shall admit in writing an inability to pay debts as they come due or shall file any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors;

7.7           an involuntary petition shall be filed under any bankruptcy or insolvency statute against BORROWER or GUARANTOR and such petition is not discharged or stayed within 60 days from the date of the filing of the petition;

7.8           a receiver or trustee shall be appointed to take possession of the properties of BORROWER or GUARANTOR;

7.9           BORROWER or GUARANTOR ceases all or substantially all of its operations;

7.10           any default shall occur under any other loan agreement involving either the borrowing of money or the advance of credit to which BORROWER or GUARANTOR may be a party as borrower or guarantor and such default results in the acceleration of the money owing under such other loan agreement;

7.11           BORROWER or GUARANTOR shall breach, violate or default under, any term, condition, provision, representation or warranty contained in this Agreement not specifically referred to in this Article VII and such breach, default or violation is not cured within the earlier of (a) the time period given by this Agreement for cure or (b) in the absence of this Agreement’s giving any such time period for cure, 30 Business Days after notice from LENDER to do so;

7.12           any breach, default or violation shall occur under any of the terms, conditions, representations, warranties or covenants contained in any of the other Loan Documents and such breach, default or violation is not cured within the earlier of (a) the time period given by any such other Loan Document for cure or (b) in the absence of any such other Loan Document’s giving any such time period for cure, 30 Business Days after notice from LENDER to do so;

7.13           any of the Loan Documents (or any provision thereof) is claimed by BORROWER or by GUARANTOR to be invalid or unenforceable;

7.14           BORROWER or GUARANTOR shall fail to obtain and deliver to LENDER any mortgage, financing statement, subordination agreement or any other documentation required to be signed or obtained as part of this Agreement or shall have failed to take any action requested by LENDER to perfect or protect the security interests provided for herein and such failure is not cured within the earlier of (a) the time period given by this Agreement for cure or (b) in the absence of this Agreement’s giving any such time period for cure, 30 Business Days after notice from LENDER to do so;

7.15           GUARANTOR disclaims liability or seeks to terminate liability under the Guaranty or GUARANTOR breaches any covenant, condition, warranty, representation or other provision of the Guaranty;

7.16           BORROWER obtains any loan secured by Accounts Receivable or Inventory from any source other than LENDER;

7.17           if BORROWER is not in compliance with the Lending Formula and BORROWER fails to come into compliance with such Lending Formula immediately after BORROWER receives notice that it is required to do so;

7.18           BORROWER shall fail to timely remit payment to any of the landlords of any of the Collateral Locations or any default shall occur under any lease at such location which is not cured by BORROWER within 10 Business Days after the occurrence of such default;

7.19           any other event occurs or condition exists which, in the opinion of LENDER, constitutes a Materially Adverse Effect on BORROWER or which, in the opinion of LENDER, impairs the ability of BORROWER to discharge its obligations hereunder or which causes LENDER to deem itself insecure;

7.20           any other event occurs or condition exists which, in the opinion of LENDER, constitutes a Materially Adverse Effect on GUARANTOR or which, in the opinion of LENDER, impairs the ability of GUARANTOR to discharge its obligations under the Guaranty or which causes LENDER to deem itself insecure.

ARTICLE VIII

REMEDIES

8.1           Upon the occurrence and continuance of an Event of Default, LENDER may do any or all of the following at the same time or at different times:

(a)           LENDER may, by written notice to BORROWER, declare the entire principal amount of the Revolving Loan, or the unpaid balance thereof, together with all accrued interest and all other lawful and proper charges thereon, immediately due and payable whereupon all such sums shall become immediately due and payable with interest thereafter at the Default Rate, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by BORROWER.

(b)           LENDER may declare the entire principal face amount of the Letters of Credit or the amount for which LENDER may be liable thereunder and all the other Letter of Credit Obligations, together with all accrued interest and all other lawful and proper charges thereon, immediately due and payable, whereupon all such sums shall become immediately due and payable with interest thereafter at the Default Rate, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by BORROWER.  For purposes of this Section, LENDER shall be entitled to declare immediately due all sums which LENDER is itself obligated to advance under the Letters of Credit and the other Letter of Credit Obligations, or any such sums which LENDER is obligated to advance to any issuer of any such Letter of Credit whether or not such sums have yet been advanced or funded by LENDER.  Upon such declaration, all such sums shall become immediately due and payable.

(c)           LENDER may, by written notice to BORROWER, declare all other Liabilities, together with all accrued interest and all other lawful and proper charges thereon, to be forthwith due and payable with interest thereafter at the Default Rate, whereupon all such sums shall become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by BORROWER.

(d)           LENDER may proceed with or without judicial process to take possession of all or any part of the Collateral not already in the possession of LENDER.  BORROWER agrees that upon receipt of notice of LENDER’s intention to take possession of all or any part of said Collateral, BORROWER will do everything reasonably necessary to make same available to LENDER.

(e)           LENDER may assign, transfer and deliver at any time or from time to time, in accordance with the UCC, the whole or any portion of any Collateral which is subject to the UCC or any rights or interests therein; and without limiting the scope of LENDER’s rights thereunder, sell such Collateral at a public or private sale, or in any other manner, at such price or prices as LENDER may deem best, and either for cash or credit, or for future delivery, at the option of LENDER, in bulk or in parcels and with or without having such Collateral at the sale or other disposition. LENDER shall have the right to be the purchaser at any public sale. Any notification of a sale or other disposition of the Collateral or of any other action by LENDER required to be given by LENDER to BORROWER will be sufficient if given not less than ten (10) days prior to the day on which such sale or other disposition will be made and in the manner set forth in Section 9.1; such notification shall be deemed reasonable notice.  In the event of a sale of such Collateral, or any other disposition thereof, LENDER shall apply all proceeds first to all costs and expenses of disposition, including attorneys’ fees, and then to the Liabilities of BORROWER to LENDER.

(f)            (1)           LENDER may immediately, and without notice or other action, set-off and apply against the Liabilities (A) any and all deposits, Deposit Accounts (as defined in the UCC) and all other items described in Section 3.9 hereof and/or (B) any sum owed by LENDER in any capacity to BORROWER whether due or not. ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE REVOLVING LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO THE FOREGOING, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. LENDER may do the foregoing even though some or all of the Liabilities may be unmatured and regardless of the adequacy of any other Collateral securing the Liabilities. LENDER shall be deemed to have exercised such right of set-off and to have made a charge against any such sum immediately upon the occurrence of such Event of Default, even though the actual book entries may be made at some time subsequent thereto.

(2)           Upon the expiration of LENDER’s obligations under the Letters of Credit, BORROWER will be entitled to a refund of those sums so set-off, less the expenses of the LENDER otherwise provided for in this Agreement, if such sums have not drawn against the Letters of Credit.

(g)           LENDER may send notice of assignment and/or notice of LENDER’s security interest to any and all Account Debtors or any third party holding or otherwise concerned with any of the Collateral, and thereafter, LENDER shall have the sole right to collect the Accounts Receivable and/or take possession of the Collateral.  Any and all of LENDER’s reasonable collection expenses, including but not limited to stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection agencies or attorneys utilized, shall be added to the Liabilities and charged against a specially designated demand deposit account of BORROWER at LENDER or, in the absence of such designation or in the event that there are insufficient funds in such designated account, then to any demand deposit account of BORROWER at LENDER as of each due date.

(h)           LENDER may without notice to or consent from BORROWER, sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise, upon any terms, any of the Accounts Receivable or any securities, instruments or insurance applicable thereto and/or release the Account Debtor thereon.  LENDER is authorized and empowered to accept the return of the Goods represented by any of the Accounts Receivable, without notice to or consent by BORROWER all without discharging or in any way affecting BORROWER’s liability hereunder.  LENDER does not, by anything herein or in any assignment or otherwise, assume any obligations of BORROWER under any Account, contract or agreement assigned to LENDER, and LENDER shall not be responsible in any way for the performance by BORROWER of any of the terms and conditions thereof.

(i)           LENDER may notify the Post Office authorities to change the address for delivery of mail addressed to BORROWER to such address as LENDER may designate.

(j)           LENDER may add to the Liabilities LENDER’s reasonable expenses to obtain or enforce payment of any Liabilities hereunder and the enforcement or liquidation of any debt hereunder shall include reasonable attorneys’ fees, plus other legal expenses incurred by LENDER.

8.2           LENDER is hereby further granted a license or other right to use, without charge at all times on and after the occurrence and continuance of an Event of Default, BORROWER’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral, and BORROWER’s rights under all licenses and franchise agreements are to inure to LENDER’s benefit.

8.3           BORROWER shall remain liable for any deficiency resulting from a sale, lease, foreclosure or other disposal of the Collateral and shall pay any such deficiency forthwith on demand, together with per annum interest at the Default Rate.

8.4           The rights of LENDER under this Article are in addition to all other remedies, statutory and otherwise, which are available to it at law or in equity or otherwise and whether or not under the terms of any of the other Loan Documents.

ARTICLE IX

MISCELLANEOUS

9.1           COMMUNICATIONS AND NOTICES:

(a)           Any communications between the parties hereto or notices provided herein to be given may be given by mailing the same, certified mail, return receipt requested, postage prepaid or by confirmed facsimile transmission or hand delivery or by an overnight delivery service, as follows:

(1)	to LENDER at: 335 Madison Avenue 6th Floor New York, New York 10017 Attn: Account Officer for Five Star Group, Inc.;

(2)	to BORROWER at the address first above given for BORROWER in this Agreement;

(3)	to such other addresses as any party may in writing hereafter indicate by notice given in conformity with this Section.

(b)           Notices sent by certified mail shall be deemed received when accepted.  Notices sent by confirmed facsimile transmission or hand delivery shall be deemed received when delivered to the address and/or person designated in this Section.  Notices sent by overnight delivery service shall be deemed received upon delivery.

9.2           LENDER MAY PAY, SATISFY, DISCHARGE OR BOND CERTAIN OF BORROWER'S OBLIGATIONS:  In the event that BORROWER shall default in the performance of any of the provisions of this Agreement or in the event that BORROWER shall fail to pay any tax, assessment, government charge or levy, except as the same are being contested in good faith by appropriate proceedings, or shall fail to discharge any lien, encumbrance or security interest prohibited hereby, or shall fail to comply with any other obligation of BORROWER to LENDER hereunder, LENDER may, but shall not be required to, pay, satisfy, discharge or bond the same for the account of BORROWER and all moneys so paid out shall be an obligation of BORROWER hereunder, repayable on demand, together with per annum interest at the Default Rate.

9.3           PLEDGE TO FEDERAL RESERVE:  LENDER may at any time pledge all or any portion of its rights under the Loan Documents including the Revolving Note to any of the Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341.  No such pledge or enforcement thereof shall release LENDER from its obligations under any of the Loan Documents.

9.4           PAYMENTS IN LAWFUL MONEY OF THE UNITED STATES:  All payments shall be in lawful money of the United States in immediately available funds unless otherwise provided in this Agreement.

9.5           SUCCESSORS AND ASSIGNS:  This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that BORROWER shall not assign this Agreement or any of its rights, duties or obligations hereunder without the prior written consent of LENDER and any purported assignment or delegation without such consent shall be void.

9.6           LENDER’S RIGHTS NOT IMPAIRED BY DELAY IN EXERCISING RIGHTS:  No delay or omission to exercise any right, power or remedy accruing to LENDER upon any breach or default (whether such breach or default is now or hereafter occurring) of BORROWER under this Agreement, the Revolving Note or any of the other Loan Documents shall (a) impair any such right, power or remedy of LENDER, (b) be construed to be a waiver of any such breach or default, or an acquiescence therein, or (c) be construed to be a waiver of or an acquiescence in any similar breach or default thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of LENDER of any breach or default under this Agreement, the Revolving Note or any of the other Loan Documents, or any waiver on the part of LENDER of any provision or condition of this Agreement or any of such other Loan Documents, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, the Revolving Note or any of the other Loan Documents, or by law or otherwise afforded to of LENDER shall be cumulative and not alternative.

9.7           LENDER’S COSTS AND EXPENSES:

(a)           BORROWER will pay the reasonable fees and the reasonable out-of-pocket expenses incurred by LENDER in connection with (1) the preparation of this Agreement and other related documents, whether or not the transactions hereby contemplated shall be consummated, (2) the making of the Revolving Loan hereunder and (3) the determination and/or enforcement of the rights of LENDER in connection with such documents and/or with the Revolving Loan. Such out-of-pocket expenses include but are not limited to, charges for the examination of title, inspections and drawings of paper, recording and filing fees, and all reasonable attorneys’ fees, including the fees and disbursements of LENDER’s counsel.

(b)           Whenever any attorney is used to provide advice to LENDER regarding LENDER’s relationship with BORROWER or whenever any attorney is used to collect any obligation or to determine, preserve or enforce any right of LENDER against BORROWER or against the Collateral under this Agreement, the Revolving Note or any of the other Loan Documents, whether by suit or other means, BORROWER agrees to pay the reasonable attorney’s fees and other costs and expenses incurred by LENDER.  BORROWER also agrees to pay LENDER’s attorneys a reasonable fee and costs and expenses for enforcing against third parties any other rights of LENDER pertaining hereto including LENDER’s defending against any claim pertaining to the Collateral, provided, however, that BORROWER shall not be obligated to pay for more than one attorney representing LENDER except during such period of time as an Event of Default may have occurred and is continuing.

(c)           Any payment required of BORROWER hereunder shall be made within 10 days of LENDER’s request that BORROWER do so. In the event that BORROWER fails to do so, BORROWER by its execution of this Agreement authorizes LENDER to reimburse itself for any of its fees, costs and expenses associated with the above in the manner set forth in the Authorization to Charge.  BORROWER’s failure to make any such payment or LENDER’s inability to charge against or add to the Revolving Loan shall be an Event of Default hereunder.

(d)           Until paid by BORROWER, all of the expenses set forth in this Section above shall bear interest at the Default Rate and all such amounts shall be added to the Revolving Loan and shall be secured by the Collateral.

9.8           NO WAIVER OF LENDER'S RIGHT OF SET-OFF:  Nothing in this Agreement shall be deemed any waiver or prohibition of LENDER’s right of set-off.

9.9           GOVERNING LAW:  This Agreement and each of the other Loan Documents shall be governed by, and construed under, the laws of the State of New Jersey.

9.10          FORUM FOR LITIGATION:  BORROWER agrees that, in addition to any other available forum, any suit, action or proceeding against it arising under or growing out of, or relating to this Agreement or any note or other instrument or agreement required hereunder, or any other instrument executed by BORROWER for the benefit of LENDER, may be instituted in any Federal court in the State of New Jersey or any State court in the State of New Jersey or in any other court having jurisdiction, and BORROWER hereby waives any objection which it might have now or hereafter to the laying of the venue of any such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding and waives any claim or defense of inconvenient forum.

9.11           AGREEMENT MUST BE SIGNED BY LENDER:   This Agreement shall not be effective against LENDER unless signed by an officer of LENDER.

9.12           ENTIRE UNDERSTANDING:  This Agreement contains the entire understanding of the parties and any promises or representations not herein contained shall have no force and effect, unless in writing, duly signed by the party to be charged.

9.13           MODIFICATIONS:  As it relates to LENDER, neither this Agreement nor any portion or provision hereof may be changed, modified, amended, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by LENDER.

9.14           CONTINUATION OF SECURITY INTERESTS:  The security interests, liens, and rights granted to LENDER hereunder shall continue in full force and effect notwithstanding the fact that BORROWER’s account may, from time to time, be temporarily in a credit position.

9.15           SURVIVAL OF REPRESENTATIONS:  All representations, warranties, covenants, waivers and agreements contained herein shall survive execution hereof, unless otherwise provided.

9.16           SEVERABILITY:  The provisions of this Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction.  Each of the covenants, agreements and conditions contained in this Agreement is independent and compliance by BORROWER with any of them shall not excuse non-compliance by BORROWER with any other.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default if such action is taken or condition exists.

9.17           ACTIONS OF LENDER:  Any requirement in this Agreement that LENDER act reasonably or any requirement in this Agreement that LENDER show materiality shall be broadly and liberally construed in favor of LENDER bearing in mind the need of LENDER to protect its security interests and to realize upon the Collateral.

9.18           INCONSISTENCIES:  In the event of any inconsistency between this Agreement and any of the other Loan Documents affording LENDER rights and remedies (except the 2003 Loan Agreement and any Loan Documents thereunder which, from and after the Effective Date, are fully superseded by this Agreement and the Loan Documents hereunder), such inconsistency shall be resolved by an interpretation which expands such rights rather than limits such rights.

9.19           CONFIRMATORY SEARCHES: BORROWER understands that LENDER may order confirmatory searches after the date of this Agreement in order to verify that all UCC Financing Statements have been filed and that LENDER holds the lien priorities against the Collateral as required by this Agreement.  BORROWER agrees to pay all of LENDER’s expenses, including reasonable attorneys’ fees, incurred in procuring and reviewing such searches. By its execution of this Agreement, BORROWER authorizes LENDER to reimburse itself for any of its expenses associated with the above in the manner set forth in the Authorization to Charge.

9.20           LENDER NOT BORROWER’S AGENT: Nothing herein contained shall be construed to constitute LENDER as BORROWER’s agent for any purpose whatsoever. In addition, LENDER shall not be responsible or liable for (a) any acts of omission or commission, (b) any error of judgment, (c) any mistake of fact, (d) any shortage, discrepancy, impairment, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof or (e) any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts Receivable or any instrument received in payment thereof or for any damage resulting therefrom.

9.21           LOST LOAN DOCUMENTS:  Upon receipt of an affidavit of an officer of LENDER as to the loss, theft, destruction or mutilation of the Revolving Note or any other security document which is not of public record, BORROWER will issue, in lieu thereof, a replacement Revolving Note or other security document in the same principal amount thereof and otherwise of like tenor.

9.22           COUNTERPARTS:  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in PDF shall be as effective as delivery of a manually executed counterpart of this Agreement.

9.23           DISPUTE RESOLUTION PROVISION.  This paragraph, including the subparagraphs below, is referred to as the “Dispute Resolution Provision.”  This Dispute Resolution Provision is a material inducement for the parties entering into this Agreement.

(a)           This Dispute Resolution Provision concerns the resolution of any controversies or claims between the parties, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this agreement (including any renewals, extensions or modifications); or (ii) any document related to this agreement (collectively a “Claim”).  For the purposes of this Dispute Resolution Provision only, the term “parties” shall include any parent corporation, subsidiary or affiliate of LENDER involved in the servicing, management or administration of any obligation described or evidenced by this agreement.

(b)           At the request of any party to this agreement, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U.S. Code) (the “Act”).  The Act will apply even though this agreement provides that it is governed by the law of a specified state.

(c)           Arbitration proceedings will be determined in accordance with the Act, the then-current rules and procedures for the arbitration of financial services disputes of the American Arbitration Association or any successor thereof (“AAA”), and the terms of this Dispute Resolution Provision.  In the event of any inconsistency, the terms of this Dispute Resolution Provision shall control.  If AAA is unwilling or unable to (i) serve as the provider of arbitration or (ii) enforce any provision of this arbitration clause, LENDER may designate another arbitration organization with similar procedures to serve as the provider of arbitration.

(d)           The arbitration shall be administered by AAA and conducted, unless otherwise required by law, in any U.S. state where real or tangible personal property collateral for this credit is located or if there is no such collateral, in the state specified in the governing law section of this agreement.  All Claims shall be determined by one arbitrator; however, if Claims exceed Five Million Dollars ($5,000,000), upon the request of any party, the Claims shall be decided by three arbitrators.  All arbitration hearings shall commence within ninety (90) days of the demand for arbitration and close within ninety (90) days of commencement and the award of the arbitrator(s) shall be issued within thirty (30) days of the close of the hearing.  However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional sixty (60) days.  The arbitrator(s) shall provide a concise written statement of reasons for the award.  The arbitration award may be submitted to any court having jurisdiction to be confirmed and have judgment entered and enforced.

(e)           The arbitrator(s) will give effect to statutes of limitation in determining any Claim and may dismiss the arbitration on the basis that the Claim is barred. For purposes of the application of any statutes of limitation, the service on AAA under applicable AAA rules of a notice of Claim is the equivalent of the filing of a lawsuit.  Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s), except as set forth at subparagraph (h) of this Dispute Resolution Provision.  The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this agreement.

(f)           This paragraph does not limit the right of any party to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or non-judicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

(g)           The filing of a court action is not intended to constitute a waiver of the right of any party, including the suing party, thereafter to require submittal of the Claim to arbitration.

(h)           Any arbitration or trial by a judge of any Claim will take place on an individual basis without resort to any form of class or representative action (the “Class Action Waiver”).  Regardless of anything else in this Dispute Resolution Provision, the validity and effect of the Class Action Waiver may be determined only by a court and not by an arbitrator.  The parties to this Agreement acknowledge that the Class Action Waiver is material and essential to the arbitration of any disputes between the parties and is nonseverable from the agreement to arbitrate Claims. If the Class Action Waiver is limited, voided or found unenforceable, then the parties’ agreement to arbitrate shall be null and void with respect to such proceeding, subject to the right to appeal the limitation or invalidation of the Class Action Waiver.  The Parties acknowledge and agree that under no circumstances will a class action be arbitrated.

(i)           By agreeing to binding arbitration, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Claim.  Furthermore, without intending in any way to limit this agreement to arbitrate, to the extent any Claim is not arbitrated, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of such Claim.  This waiver of jury trial shall remain in effect even if the Class Action Waiver is limited, voided or found unenforceable.  WHETHER THE CLAIM IS DECIDED BY ARBITRATION OR BY TRIAL BY A JUDGE, THE PARTIES AGREE AND UNDERSTAND THAT THE EFFECT OF THIS AGREEMENT IS THAT THEY ARE GIVING UP THE RIGHT TO TRIAL BY JURY TO THE EXTENT PERMITTED BY LAW.

THIS IS THE LAST PAGE OF THIS INSTRUMENT.

THE NEXT PAGE IS THE SIGNATURE PAGE.

IN WITNESS WHEREOF, BORROWER and LENDER have caused this Restated and Amended Loan and Security Agreement to be executed by their respective duly authorized officers on the date and year first above written.

WITNESS:	FIVE STAR GROUP, INC.

/s/ IRA SOBOTKO	By:	/s/ JOHN BELKNAP
Ira Sobotko, Secretary		John Belknap, Vice President

BANK OF AMERICA, N.A.

By:	/s/ EDMUNDO KAHN
Edmundo Kahn, Vice President

LIST OF EXHIBITS AND SCHEDULES

Exhibit “A”:	Borrowing Base Certificate (see Section 1.13)

Exhibit “B”:	Collateral Update Certificate (see Section 1.22)

Exhibit “C”:	Reconciliation Certificate (see Section 1.63)

Exhibit “D”:	Compliance Certificate (see Section 5.6(c)(1) and Section 5.6(d)(1)

Exhibit “E”:	Certificate of No Default (see Section 5.6(c)(2) and Section 5.6(d)(4))